_________________________________________________________________________________________

AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of March 24, 2008

among

A.T. CROSS COMPANY,
as the Borrower,

A.T. CROSS LIMITED,
as the UK Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent,
and
L/C Issuer,

BANK OF AMERICA, N.A. (London Branch),
as UK Lender
and

The Other Lenders Party Hereto

_________________________________________________________________________________________

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TABLE OF CONTENTS

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5.08	Ownership of Property; Liens	57
5.09	Environmental Compliance	57
5.10	Insurance	57
5.11	Taxes	58
5.12	ERISA Compliance	58
5.13	Subsidiaries; Equity Interests	58
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	59
5.15	Disclosure	59
5.16	Compliance with Laws	59
5.17	Intellectual Property; Licenses, Etc.	60
ARTICLE VI. AFFIRMATIVE COVENANTS		60
6.01	Financial Statements	60
6.02	Certificates; Other Information	61
6.03	Notices	63
6.04	Payment of Obligations	63
6.05	Preservation of Existence, Etc.	64
6.06	Maintenance of Properties	64
6.07	Maintenance of Insurance	64
6.08	Compliance with Laws	64
6.09	Books and Records	65
6.10	Inspection Rights	65
6.11	Use of Proceeds	65
6.12	Additional Guarantors	65
6.13	Additional Covenants	65
ARTICLE VII. NEGATIVE COVENANTS		66
7.01	Liens	66
7.02	Investments	67
7.03	Indebtedness	68
7.04	Fundamental Changes	69
7.05	Dispositions	70
7.06	Restricted Payments	70
7.07	Change in Nature of Business	71
7.08	Transactions with Affiliates	71
7.09	Burdensome Agreements	71
7.10	Use of Proceeds	72
7.11	Financial Covenants	72
7.12	Capital Expenditures	72
7.13	Anti-Terrorism Law	72
7.14	Embargoed Person	73
7.15	Restriction on Excluded Subsidiaries; Loan Party Assets	73
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		73
8.01	Events of Default	73
8.02	Remedies Upon Event of Default	75
8.03	Application of Funds	76
ARTICLE IX. ADMINISTRATIVE AGENT		77
9.01	Appointment and Authority	77

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9.02	Rights as a Lender	77
9.03	Exculpatory Provisions	78
9.04	Reliance by Administrative Agent	78
9.05	Delegation of Duties	79
9.06	Resignation of Administrative Agent	79
9.07	Non-Reliance on Administrative Agent and Other Lenders	80
9.08	[Reserved]	80
9.09	Administrative Agent May File Proofs of Claim	80
ARTICLE X. MISCELLANEOUS		81
10.01	Amendments, Etc	81
10.02	Notices; Effectiveness; Electronic Communication	82
10.03	No Waiver; Cumulative Remedies	84
10.04	Expenses; Indemnity; Damage Waiver	84
10.05	Payments Set Aside	86
10.06	Successors and Assigns	86
10.07	Treatment of Certain Information; Confidentiality	89
10.08	Right of Setoff	90
10.09	Interest Rate Limitation	90
10.10	Counterparts; Integration; Effectiveness	91
10.11	Survival of Representations and Warranties	91
10.12	Severability	91
10.13	Replacement of Lenders	92
10.14	GOVERNING LAW; JURISDICTION; ETC	92
10.15	WAIVER OF JURY TRIAL	93
10.16.	USA PATRIOT Act Notice	94
10.17	ENTIRE AGREEMENT	94
10.18	Judgment Currency	94
ARTICLE XI. RATIFICATION		94
	SIGNATURES	S-1

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SCHEDULE AND EXHIBIT INDEX
Schedules
Schedule 2.01:	Commitments and Applicable Percentages
Schedule 5.06:	Litigation
Schedule 5.12(c):	Unfunded Pension Liabilities
Schedule 5.13:	Subsidiaries and Other Equity Investments
Schedule 5.17:	Intellectual Property Matters
Schedule 7.01	Existing Liens
Schedule 7.02:	Investments
Schedule 7.03:	Existing Indebtedness
Schedule 10.02:	Administrative Agent's Office; Certain Addresses for Notices
Schedule 10.06:	Processing and Recordation Fees

Exhibits
Exhibit A-1:	Form of Committed Loan Notice
Exhibit A-2:	Form of Eurocurrency Loan Notice
Exhibit D:	Form of Notes
Exhibit E:	Form of Compliance Certificate
Exhibit F:	Form of Assignment and Assumption
Exhibit G:	Form of Guaranty
Exhibit H:	Forms of First Amendment to Guaranty; and Amended and Restated Security and Pledge Agreement

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AMENDED AND RESTATED
CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is dated as of March 24, 2008, among A. T. CROSS COMPANY, a Rhode Island corporation having an address at One Albion Road, Lincoln, Rhode Island, 02864 (the "Borrower") as borrower of Committed Loans, A.T. CROSS LIMITED, a corporation organized under the laws of England and Wales (company number 1410574) whose registered office is at 14 Windmill Trading Estate, Luton, Bedfordshire, England LU1 3XJ, ("Cross UK") as borrower of Eurocurrency Loans, each lender from time to time party hereto (collectively, together with the UK Lender, the "Lenders") BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer and BANK OF AMERICA, N.A. (London Branch) as UK Lender.

The Borrower, Cross UK, the Lenders, Bank of America, N.A., as Administrative Agent and L/C Issuer and Bank of America, N.A. (London Branch) as UK Lender entered into a Credit Agreement dated as of December 21, 2005, which was amended by First Amendment to Credit Agreement dated as of October 26, 2006, and was further amended by Second Amendment to Credit Agreement dated as of September 30, 2007 (such credit agreement as amended by such first amendment to credit agreement and by such second amendment to credit agreement, collectively, the "Original Credit Agreement"). The Borrower has requested and the Lenders have agreed to make certain amendments to the Original Credit Agreement. This Amended and Restated Credit Agreement amends and restates the Original Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

"ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Bank of America, N.A. or its Affiliates for the account of the Borrower or its Subsidiaries.

"Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

"Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

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"Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Aggregate Commitments" means the Commitments of all the Lenders providing Committed Loans to make Committed Loans and the Commitment of the UK Lender to make Eurocurrency Loans which aggregate Commitments are on the date hereof Thirty Five Million Dollars ($35,000,000) which includes a sublimit of Five Million Dollars ($5,000,000) Dollar Equivalent for Eurocurrency Loans and a sublimit of Five Million Dollars ($5,000,000) for the issuance of Letters of Credit.

"Agreement" means this Credit Agreement.

"Anti-Terrorism Laws" any laws relating to terrorism or money laundering, including the Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAX.

"Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Applicable Margin" shall mean, for each category below, the percentage set forth under the relevant column heading below:
Level	Total Funded Debt / EBITDA Ratio	Commitment Fee	Applicable Margin for LIBOR Loans	Letter of Credit Fee	Applicable Margin for Base Rate Loans
I	Greater than or equal to 1.75x	0.375%	2.50%	2.50%	0.75%
II	Greater than or equal to 1.50x but less than 1.75x	0.375%	2.25%	2.25%	0.75%
III	Greater than or equal to 1.25x but less than 1.50x	0.250%	2.00%	2.00%	0.50%

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IV	Less than 1.25x	0.250%	1.75%	1.75%	0.50%

For the period commencing on the Closing Date and ending on the third (3rd) Business Day after the Administrative Agent's receipt, pursuant to Section 6.01(b), of the Officer's Certificate for the Borrower's fiscal quarter ending March 31, 2008, a per annum percentage equal to that specified for Level II above, and thereafter as of any date, so long as no Default or Event of Default exists and is continuing and subject to the terms of this definition, the applicable per annum percentage set forth above; provided, that if any Default or Event of Default exists and is continuing the applicable per annum percentage shall be that specified for Level I above. Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three (3) Business Days after the date on which financial statements are delivered to the Administrative Agent pursuant to Section 6.01(b) and shall remain in effect until the next change to be effected pursuant to this paragraph; provided that interest rate reductions shall become final only on the basis of the Borrower's annual audited financial statements and (a) in the event that such annual audited financial statements establish that the Borrower was not entitled to a rate reduction which was previously granted, the Borrower shall, upon written demand by the Administrative Agent, repay to the Administrative Agent an amount equal to the excess of (i) interest at the rate which should have been charged based on such annual audited financial statement(s) and (ii) the rate actually charged on the basis of the Borrower's quarterly financial statement(s) and (b) in the event that such annual audited financial statements establish the Borrower was entitled to a rate reduction which was previously not granted, the Agent shall, upon written demand by the Borrower, apply the excess of (i) the rate actually charged on the basis of the Borrower's quarterly financial statement(s) and (ii) interest at the rate which should have been charged based on such annual audited financial statement(s), to the payment of principal outstanding; provided, that in the event that the Borrower fails to provide any financial statements or Officer's Certificate on a timely basis in accordance with Section 6.01(b), the per annum percentage shall be that specified for Level I above until delivered, and any interest rate increase payable as a result thereof shall be retroactively effective to the date on which the financial statements or Officer's Certificate, as the case may be, should have been received by the Administrative Agent in accordance with Section 6.01(b) and the Borrower shall pay any amount due as a result thereof upon written demand from the Administrative Agent . In addition, at all times while an Event of Default shall have occurred and be continuing, the per annum percentage specified in Level I above shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the grid above shall be made in a manner consistent with the determination thereof pursuant to Section 6.01(b).

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by

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Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

"Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

"Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 29, 2007, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

"Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

"Bank of America" means Bank of America, N.A. and its successors.

"Bank Product Agreements" means those certain agreements entered into from time to time by the Borrower or its Subsidiaries in connection with any of the Bank Products.

"Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or its Subsidiaries to Bank of America, N.A. or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that the Borrower is obligated to reimburse to Administrative Agent or any Lender as a result of Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

"Bank Products" means any service or facility extended to the Borrower or its Subsidiaries by Bank of America, N.A., or any Affiliate of Bank of America, N.A., including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange agreements or other foreign currency agreements or arrangements.

"Bank Product Reserves" means, as of the date of determination, the amount of reserves that Agent has established (based upon Bank of America's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products), for Bank Products then provided or outstanding.

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"Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

"Base Rate Loan" means a Loan that bears interest based on the Base Rate.

"Borrower" has the meaning specified in the introductory paragraph hereto.

"Borrower Materials" has the meaning specified in Section 6.02.

"Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01 and in the case of the Eurocurrency Sublimit, Eurocurrency Loans.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, or any Eurocurrency Loan means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

"Capital Expenditure" means for any period, expenditures by the Borrower and its Subsidiaries determined on a consolidated basis, that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet.

"Cash Collateralize" has the meaning specified in Section 2.04(g).

"Cash Equivalents" mean, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and

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issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in such regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

"Change of Control" means an event or series of events by which:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the equity securities other than Class A Common Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

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(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities other than Class A Common Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 20% or more of the combined voting power of such securities.

"Charge Over Shares" The Charge Over Shares to be dated on or prior to the Closing Date, from Cross Europe in favor of the Administrative Agent with respect to 65% of the share capital of the Foreign Subsidiaries owned by it other than Cross Germany which shares are not required to be pledged and Cross UK of which 65% of the shares will be pledged as collateral security for Committed Loans of each of the Foreign Subsidiaries and Cross UK, each in form and substance satisfactory to the Lenders and the Agent and all of the share capital as collateral security for Eurocurrency Loans.

"Class A Common Stock" means Class A Common shares as designated in the Organizational Documents of the Borrower in effect on the date hereof which shares are publicly traded on a national securities exchange.

"Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

"Code" means the Internal Revenue Code of 1986.

"Commitment" means, as to each Lender, other than the UK Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01(a), and (b) purchase participations in L/C Obligations in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 and as to the UK Lender, to make Eurocurrency Loans to the Cross UK pursuant to Section 2.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

"Committed Lender" means, a lender which has a Commitment to make Committed Loans.

"Committed Loan" has the meaning specified in Section 2.01.

"Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a)(i), which, if in writing, shall be substantially in the form of Exhibit A.

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"Compliance Certificate" means a certificate substantially in the form of Exhibit E.

"Consolidated Debt Service Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date minus (i) income taxes paid in cash by the Borrower and its Subsidiaries during such period but excluding, without duplication, (x) income taxes paid on account of the gain on the sale of the real property known and numbered One Albion Road, Lincoln, Rhode Island and (y) income taxes paid on LIFO Income for tax purposes to the extent such amount is greater than LIFO Income for book purposes, minus (ii) cash dividends or distributions paid during such period minus (iii) Capital Expenditures (excluding Capital Expenditures made with the proceeds of insurance received by the Borrower) minus (iv) all payments made for the redemption, repurchase or other acquisition of any of the capital stock of the Borrower, but excluding stock redemption payments made and permitted under Section 7.06(d), during such period, to (b) (i) Consolidated Interest Charges plus (ii) all principal of Indebtedness paid during such period (other than voluntary repayments of principal for such period and other than principal payments made during such period on the Preexisting Term Loan), including, without limitation, the payment of the principal component of any payments in respect of Capital Leases.

"Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) any extraordinary losses, (v) all non-cash expenses associated with the LIFO treatment of Inventory, (vii) non-cash charges related to compensation expense, (viii) restructuring charges, up to $1,500,000 in cumulative aggregate for the Borrower's fiscal years ending December 31, 2008 and December 31, 2009, incurred by the Borrower and its Subsidiaries for such period with respect to moving their manufacturing operations to Cross China (provided any add back for any restructuring charge shall be taken in the quarter during which such restructuring charge is assessed), minus (b) the following: (i) any extraordinary gains to the extent increasing Consolidated Net Income and (ii) all non-cash items increasing Consolidated Net Income for such period including, without limitation, all non-cash increases associated with the LIFO treatment of Inventory; provided, that for purposes of calculating the Consolidated Debt Service Coverage Ratio and the Consolidated Leverage Ratio for the fiscal quarters ending on March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, if the actual amount of Consolidated EBITDA for Old Native (as if Old Native was a Subsidiary of Borrower) is not available for any fiscal quarter included in the period of the four prior fiscal quarters ending on March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, respectively, then $500,000 shall be added to Consolidated EBITDA for each such fiscal quarter for which such actual amounts are not yet available. For avoidance of doubt, once such actual amounts for an applicable fiscal quarter are available, such actual amounts shall be used to determine Consolidated EBITDA instead of adding $500,000 for such fiscal quarter.

"Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including

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Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

"Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

"Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

"Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

"Consolidated Tangible Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date minus the Intangible Assets of the Borrower and its Subsidiaries on that date.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Costa Del Mar" means Costa Del Mar Sunglasses, Inc., a corporation organized under the laws of the State of Florida.

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"Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

"Cross Asia Pacific" means A.T. Cross (Asia Pacific) Ltd., a corporation organized under the laws of the British Virgin Islands.

"Cross Bermuda" means A.T. Cross Limited, a corporation organized under the laws of the Republic of Ireland with a seat of management in Bermuda.

"Cross Canada" means A.T. Cross (Canada) Inc., a corporation organized under the laws of Ontario.

"Cross China" means a wholly-owned Subsidiary of the Borrower which will conduct its principal business in the Peoples Republic of China.

"Cross Europe" means A.T. Cross Europe Ltd., a corporation organized under the laws of England and Wales.

"Cross Germany" means A.T. Cross Deutschland, GmbH, a corporation organized under the laws of Germany.

"Cross Holland" means A.T. Cross Benelux BV, a corporation organized under the laws of the Netherlands.

"Cross International" means A.T.X. International, Inc., a corporation organized under the laws of the State of Rhode Island.

"Cross Native" means Native Newco, Inc., a corporation organized under the laws of the State of Rhode Island into which Native Eyewear, Inc. a corporation organized under the laws of the Commonwealth of Pennsylvania shall be merged immediately following the Closing Date.

"Cross Japan" means Cross Company of Japan Ltd., a corporation organized under the laws of Japan.

"Cross Retail" means Cross Retail Ventures, Inc., a corporation organized under the laws of the State of Rhode Island.

"Cross Spain" means A.T. Cross Iberia, S.L., a corporation organized under the laws of Spain.

"Cross UK" shall the meaning specified in the introduction paragraph hereto.

"Debenture" means the Debenture dated or to be dated on or prior to the Closing Date, between Cross UK and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

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"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, or a Eurocurrency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum.

"Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

"Dollar" and "$" mean lawful money of the United States.

"Dollar Equivalent" of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Euro, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by the UK Lender in London at 11:00 a.m. London time, on the date of determination, to major banks in London for the spot purchase in the London foreign exchange market of such amount of Dollars with Euro, and (c) if such amount is expressed in Sterling, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by the UK Lender in London at 11:00 a.m. London time, on the date of determination, to major banks in London for the spot purchase in the London foreign exchange market of such amount of Dollars with Sterling.

"Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

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"Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in

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reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

"Euro" means the single currency of the Participating Member States.

"Eurocurrency" means Euro or Sterling.

"Eurocurrency Loan(s)" means a loan denominated in Eurocurrency.

Eurocurrency Loan Notice" means a notice of (a) a Eurocurrency Borrowing or (b) the continuation of a Eurocurrency Loan pursuant to Section 2.02(a)(ii), which, if in writing, shall be substantially in the form of Exhibit A.

"Eurocurrency Loan Limit" means a Dollar Equivalent of up to $5,000,000 of Eurocurrency Loans. The Eurocurrency Loan Limit is part of, and not in addition to, the Aggregate Commitments.

"Eurocurrency Rate" for any Interest Period with respect to any Eurocurrency Loan:

(a)the rate per annum equal to the rate determined by the UK Lender to be the offered rate that appears on page 3750 of the Telerate screen (or any successor thereto) (or such other page of the Telerate as is customary for the Euro or Sterling) that displays an average British Bankers Association Interest Settlement Rate for deposits in Euro (for delivery on the first day of such Interest Period) if a Euro denominated loan and for deposits in Sterling (for delivery on the first day of such Interest Period) if a Sterling denominated loan with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a Euro denominated Loan and on the first day of such Interest Period if a Sterling denominated Loan, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the UK Lender to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Euro (for delivery on the first day of such Interest Period) if a Euro denominated loan and for deposits in Sterling (for delivery on the first day of such Interest Period) if a Sterling denominated loan with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a Euro denominated loan and on the first day of such Interest Period if a Sterling denominated loan, or

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(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum deter mined by the UK Lender as the rate of interest at which deposits in Euro or Sterling, as the case may be, for delivery on the first day of such Interest Period in the same day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by the UK Lender and with a term equivalent to such Interest Period that would be offered to the UK Lender for the applicable Eurocurrency in the London interbank Eurocurrency market at its request at approximately 11:00 a.m., London time, two (2) Business Days prior to such Interest Period for a Euro denominated loan and on the first day of such Interest Period if a Sterling denominated loan.

The determination of the Eurocurrency Rate by the UK Lender shall be conclusive in the absence of manifest error.

"Eurocurrency Reserve Requirements" means for any days as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

"Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

"Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

"Eurodollar Rate Loan" means a Eurodollar Rate Committed Loan.

"Event of Default" has the meaning specified in Section 8.01.

"Excluded Subsidiaries" means Cross Bermuda, Cross Spain, Cross Canada, Cross Holland and Cross Germany.

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"Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

"Executive Order" means Executive Order No. 13224 (effective September 24, 2001).

"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

"Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"Foreign Subsidiary" any Subsidiary of the Borrower that is not a Domestic Subsidiary.

"FRB" means the Board of Governors of the Federal Reserve System of the United States.

"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute

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of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

"Guarantors" means, collectively, Cross International, Costa Del Mar, Cross Retail and Cross Native and, in the case of the Borrower's guaranty of the obligations of Cross UK, the Borrower.

"Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Indemnitees" has the meaning specified in Section 10.04(b).

"Information" has the meaning specified in Section 10.07.

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"Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

"Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan or a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

"Interest Period" means as to each Eurodollar Rate Loan, and each Eurocurrency Loan the period commencing on the date such Eurodollar Rate Loan or Eurocurrency Loan, as the case may be, is disbursed or converted to or continued as a Eurodollar Rate Loan or a Eurocurrency Loan, as the case may be, and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or Eurocurrency Loan Notice, as the case may be, provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, or a Eurocurrency Loan such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Loan or a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

"Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower's internal controls over financial reporting, in each case as described in the Securities Laws.

"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant

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compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"IP Rights" has the meaning specified in Section 5.17.

"IRS" means the United States Internal Revenue Service.

"ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

"Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower or in favor the L/C Issuer and relating to any such Letter of Credit.

"Judgment Currency" has the meaning specified in Section 10.18.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

"L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

"L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

"L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

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"Lender" means the Committed Lenders, the L/C Issuer and the UK Lender.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

"Letter of Credit" means any standby letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

"Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

"Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

"Letter of Credit Fee" has the meaning specified in Section 2.04(i).

"Letter of Credit Sublimit" means an amount equal to $5,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"LIFO Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, LIFO income of the Borrower and its Subsidiaries as determined in accordance with GAAP, for such period.

"Loan" means an extension of credit by a Lender to the Borrower under Article II which may be either a Committed Loan or a Eurocurrency Loan.

"Loan Documents" means this Agreement, each Note, each Issuer Document, the Guaranty, the Security Documents, the Negative Pledge and each other agreement, document or instrument executed by the Borrower or any of its Subsidiaries in connection therewith as each may be amended, modified or supplemented from time to time.

"Loan Parties" means, collectively, the Borrower and each Guarantor.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity,

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binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

"Maturity Date" means March 31, 2011, unless sooner due and payable after acceleration or otherwise.

"Moody's" means Moody's Investor Services, Inc.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Note" means each of the promissory notes made by the Borrower and Cross UK in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

"Obligations" means all advances to, and all debts, liabilities, obligations, covenants and duties of, and all unpaid principal of and interest due from any Loan Party and Cross UK arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, including without limitation, any Reimbursement Obligation and any obligation under any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender) under the Loan Documents and any indemnities or other reimbursement obligations contained in any of the Loan Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Cross UK or any Affiliate thereof under any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and all Bank Product Obligations.

"Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such

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Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

"Old Native" means Native Eyewear, Inc., a Pennsylvania corporation, which will be merged with and into Cross Native immediately following the Closing Date.

"Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

"Outstanding Amount" means (i) with respect to Committed Loans, including, without limitation, Eurocurrency Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, including, without limitation, Eurocurrency Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

"Participant" has the meaning specified in Section 10.06(d).

"Participating Member States": means the member states of the European Communities that adopt or have adopted the Euro as their lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA

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and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

"Platform" has the meaning specified in Section 6.02.

"Post Closing Deliveries" shall have the meaning specified in Schedule I attached hereto.

"Register" has the meaning specified in Section 10.06(c).

"Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

"Request for Credit Extension" means (a) with respect to a Borrowing which is not a Eurocurrency Loan, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Borrowing which is a Eurocurrency Loan, or continuation of a Eurocurrency Loan, a Eurocurrency Loan Notice and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

"Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments (and so long as Bank of America London Branch is the UK Lender their Commitment will be added to the Bank of America Commitment for purposes of determinations among the Lenders) or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

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"Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Person thereof).

"Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

"Security Agreements" the several Security Agreements dated or to be dated on or prior to the Closing Date as amended, modified or supplemented from time to time, including, without limitation, those amended and restated as of March 1, 2006, and those subsequently executed in accordance with Section 6.12, between the Borrower and its wholly owned Domestic Subsidiaries and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

"Security Documents" the Guaranties, the Security Agreements, the Patent Assignments, the Trademark Assignments, the Debenture, the Charge over Shares, and the Stock Pledge Agreements, and any other documents or instruments from time to time securing any of the Obligations or evidencing such security.

"Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

"S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

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"Specified Swap Agreement" means any Swap Contract entered into by the Borrower or ay of its Subsidiaries and any Lender or any Affiliate thereof.

"Sterling" means pounds sterling as lawful currency of the United Kingdom of Great Britain and Northern Ireland.

"Stock Pledge Agreement" means the Stock Pledge Agreement dated or to be dated on or prior to the Closing Date, between the Borrower and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent which shall include a pledge of 100% of the capital stock of all Domestic Subsidiaries and of 65% of the capital stock of all Foreign Subsidiaries except for Cross Canada, Cross Spain and the Wholly-Owned Subsidiary of the Borrower organized in the Netherlands.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

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"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Threshold Amount" means $500,000.

"Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

"Type" means a Base Rate Loan or a Eurodollar Rate Loan.

"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"UK Lender" means the Bank of America, N.A. (London Branch) and any replacement or successor therefor which has a Commitment to make Eurocurrency Loans hereunder.

"United States" and "U.S." mean the United States of America.

"Unreimbursed Amount" has the meaning specified in Section 2.04(c)(i).

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any

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particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Conversion of Foreign Currencies.

(a) Consolidated Leverage Ratio. For purposes of calculating the Consolidated Leverage Ratio, any Indebtedness denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the applicable statements on which such Indebtedness is reflected.

(b) Dollar Equivalents. The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby (whether to determine compliance with any covenants specified herein or otherwise), and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its reasonable discretion or upon the reasonable request of any Lender, L/C Issuer or the UK Lender.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans.

(a) Subject to the terms and conditions set forth herein, each Lender with a Commitment to make Committed Loans severally agrees to make loans to the Borrower (such loans to the Borrower collectively referred to as a "Committed Loan") as provided in Section 2.01(a) from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing of a Committed Loan, the total amount of outstanding Committed Loans borrowed in Dollars plus the Dollar Equivalent of all Eurocurrency Loans plus all L/C Obligations (collectively, the "outstanding obligations") shall not at any time exceed the Aggregate Commitments for Committed Loans (the difference between the Aggregate Committed Loan Commitments and the outstanding

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obligations is referred to as the "Remaining Availability") and the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment for Committed Loans. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.06, and reborrow under this Section 2.01(a). Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Subject to the terms and conditions set forth herein, the UK Lender agrees to make Eurocurrency Loans to Cross UK as provided in Section 2.01(b) from time to time, on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the UK Lender's Commitment; provided however, that after giving effect to any Borrowing for a Eurocurrency Loan, the Total Outstandings shall not exceed the Lesser of (x) the Eurocurrency Loan Limit and (y) the Remaining Availability. During the Availability Period, and, subject to the terms and conditions hereof, the Borrower agrees that Cross UK may borrow under this Section 2.01(b), prepay under Section 2.06 and reborrow under this Section 2.01(b).
2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a)

(i) Each Borrowing other than in Eurocurrency, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Committed Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. Each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of

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Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(ii) Each Borrowing in Eurocurrency and each continuation of a Borrowing in Eurocurrency shall be made upon the Cross UK's irrevocable notice to the Administrative Agent appropriately completed and signed by a Responsible Officer of Cross UK. Such notice may not be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. London Time (i) five Business Days prior to the requested date of any Borrowing of, or continuation of any Eurocurrency Loans. Each Borrowing of or continuation of Eurocurrency Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Eurocurrency Loan Notice shall specify (i) whether Cross UK is requesting a Eurocurrency Loan, or a continuation of a Eurocurrency Loan, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Eurocurrency Loans to be borrowed or continued, and (iv) the duration of the Interest Period with respect thereto. If Cross UK fails to give a timely written notice requesting a continuation, then the applicable Eurocurrency Loans shall have an Interest Period of one month. If Cross UK requests a Borrowing of, or continuation of Eurocurrency Loans in any such Eurocurrency Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)

(i) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing for a Committed Loan each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with

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respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(ii) Following receipt of a Eurocurrency Loan Notice, the UK Lender shall subject to satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01) make the amount of its Eurocurrency Loan available to Cross UK either by (i) crediting an account of Cross UK on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds.

(c)

(i) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders.

(ii) Except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan. During the existence of a Default no Eurocurrency Loans may be requested.

(d)

(i) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(ii) The UK Lender shall promptly notify Cross UK of the interest rate applicable to any Interest Rate Period for Eurocurrency Loans upon determination of such interest rate.

(e) After giving effect to all Borrowings, conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Committed Loans. After giving effect to all Eurocurrency Loans and all continuations thereof, there shall not be more than three Interest Periods in effect with request to Eurocurrency Loans.

2.03 [Reserved]

2.04 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the

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Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the amount set forth in Section 2.01(a) will not be exceeded and (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Letters of Credit issued hereunder shall be denominated in Dollars.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

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(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; or

(E) a default of any Lender's obligations to fund under Section 2.04(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the

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full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the

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minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

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(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any

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such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary

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notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.06 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.04, Section 2.06 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee") (i) for each commercial Letter of Credit equal to the Applicable Margin per annum times the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there

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is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount mutually agreeable to the Borrower and the L/C Issuer with respect to each Letter of Credit computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

2.05 [Reserved].

2.06 Prepayments.

(a)

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each

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such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii) Cross UK may, upon notice to the UK Lender, at any time or from time to time voluntarily prepay Eurocurrency Loans, in whole or in part, without premium or penalty, provided that (i) such notice must be received by the UK Lender not later than 11:00 a.m. and shall specify the date and the amount of such prepayment (A) three Business Days prior to any date of prepayment; (ii) any prepayment shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; provided, further that that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, Cross UK shall also pay any amounts owing pursuant to Section 3.05. If any such Notice of Prepayment is given, the amount specified in such Notice of Prepayment shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

(b) If for any reason the Total Outstandings of Committed Loans at any time exceed the Aggregate Commitments for Committed Loans then in effect, the Borrower will immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b) unless after the prepayment in full of the Committed Loans the Total Outstandings exceed the Aggregate Commitments for Committed Loans then in effect.

(c) If for any reason, including, without limitation fluctuation in currency rates at any time, the Total Outstandings of Eurocurrency Loans at any time exceed the Dollar Equivalent of $5,000,000, then Cross UK will immediately prepay Eurocurrency Loans in an aggregate amount equal to such excess.

2.07 Termination or Reduction of Commitments.

The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $250,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments or the Letter of Credit Sublimit exceeds the amount of the Aggregate

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Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.08 Repayment of Loans.

The Borrower shall repay to the Lenders, which have made Committed Loans, on the Maturity Date the aggregate principal amount of Committed Loan outstanding on such date which are not Eurocurrency Loans, and the Borrower and Cross UK shall repay to the UK Lender on the Maturity Date the aggregate amount of Eurocurrency Loans outstanding on such date.

2.09 Interest.

(a)

(i) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(ii) Subject to the provisions of subsection (b) below, each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin.

(b)

(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Committed Loans and all its other Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Upon the request of the UK Lender, while any Event of Default exists, Cross UK shall pay interest on the principal amount of all outstanding Eurocurrency Loans and all of its other Obligations hereunder at a

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fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.10 Fees.

In addition to certain fees described in subsections (i) and (j) of Section 2.04:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Margin times the actual daily amount by which the Aggregate Commitments for all Committed Loans and Eurocurrency Loans exceed the sum of (i) the Outstanding Amount of all Committed Loans plus (ii) the Outstanding Amount of Eurocurrency Loans plus (iii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(b) Other Fees. The Borrower shall pay to the Administrative Agent $150,000 on the Closing Date as a closing fee, which amount shall be fully earned on the Closing Date and shall not be refundable for any reason whatsoever.
2.11 Computation of Interest and Fees.

All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Eurocurrency Loans denominated in Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one

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day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.12 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.13 Payments Generally; Administrative Agent's Clawback.

(a) General. All payments to be made by the Borrower and Cross UK shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower and Cross UK hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. Boston time on the date specified herein and in the case of Eurocurrency Loans, to the UK Lender at the UK Lender's office in the Dollar Equivalent of the applicable Eurocurrency in immediately available funds not later than 2:00 p.m. London time on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent or the UK Lender, respectively, after 2:00 p.m. Boston or London time, respectively, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower or Cross UK shall come due on a day other than a Business Day, payment shall be made on the next

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following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing of Committed Loans available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing of Committed Loans to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Borrowing of Committed Loans. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

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(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.14 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans or Eurocurrency Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the

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Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or Cross UK hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower or Cross UK shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender, the L/C Issuer or the UK Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Cross UK shall make such deductions and (iii) the Borrower or Cross UK shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower or Cross UK shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower and Cross UK shall indemnify the Administrative Agent, each Lender, the L/C Issuer and the UK Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender, the L/C Issuer or the UK Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the L/C Issuer (with a copy to the Administrative Agent ) or the UK Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, the L/C Issuer or the UK Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or Cross UK to a Governmental Authority, the Borrower or Cross UK shall deliver to the Administrative Agent the original or a certified copy of a receipt

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issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the

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Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
3.02 Illegality.

If any Lender of, including without limitation, the UK Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office or the UK Lender to make, maintain or fund Eurodollar Rate Loans or Eurocurrency Loans, respectively, or to determine or charge interest rates based upon the Eurodollar Rate or the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender or the UK Lender to purchase or sell, or to take deposits of, Dollars, Euros or Sterling, as the case may be, in the London interbank market, then, on notice thereof by such Lender or the UK Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans or the UK Lender to make any Eurocurrency Loans shall be suspended until such Lender or the UK Lender, as the case may be, notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or upon demand from the UK Lender prepay all such Eurocurrency Loans either on the last day of the Interest Period therefor, if the UK Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if the UK Lender may not lawfully continue to maintain such Eurocurrency Loan. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and

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Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer or the UK Lender;

(ii) subject any Lender, the L/C Issuer or the UK Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, any Eurodollar Rate Loan or the UK Lender made by it, or change the basis of taxation of payments to such Lender, the L/C Issue or the UK Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender, the L/C Issuer or the UK Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan) or the UK Lender to maintain any Eurocurrency Loan, or to increase the cost to such Lender or the UK Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer or the UK Lender , the Borrower will pay to such Lender or the L/C Issuer or the UK Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issue or the UK Lender, as the case may be, for such additional costs incurred or reduction suffered.

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(b) Capital Requirements. If any Lender or the L/C Issuer or the UK Lender determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company or the UK Lender, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company or the UK Lender, if any, as a consequence of this Agreement, the Commitments of such Lender or the UK Lender or the Loans made by, or participations in Letters of Credit held by, such Lender or the UK Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company or the UK Lender could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy) or the UK Lender, then from time to time the Borrower will pay to such Lender or the L/C Issuer or the UK Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company or the UK Lender for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer or the UK Lender setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company or the UK Lender, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer or the UK Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer or the UK Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's or the UK Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer or the UK Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer or the UK Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's or the UK Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans or Eurocurrency Loans. The Borrower shall pay to each Lender, as long as such Lender or the UK Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan or Eurocurrency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender or the UK Lender (as determined by such Lender or the UK Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender or the UK Lender. If a Lender or the UK Lender fails

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to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) or the UK Lender from time to time, the Borrower and, if relating to a Eurocurrency Loan, Cross UK, jointly and severally with the Borrower, shall promptly compensate such Lender or the UK Lender for and hold such Lender or the UK Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan or a Eurocurrency Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower and, if relating to a Eurocurrency Loan, Cross UK, jointly and severally with the Borrower, shall also pay any customary administrative fees charged by such Lender and the UK Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders or the UK Lender under this Section 3.05, each Lender and the UK Lender shall be deemed to have funded each Eurodollar Rate Committed Loan on the Eurocurrency Loan, as the case may be, made by it at the Eurodollar Rate on the Eurocurrency Rate, as the case may be, for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan or such Eurocurrency Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the

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judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.
3.07 Survival.

All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

3.08 Required Costs.

Cross UK shall pay to the UK Lender, upon demand all UK Mandatory Bank of England costs and charges and all FSA Costs customarily charged or assessed by the UK Lender for commercial loans of the character provided herein.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender, including without limitation, the UK Lender, to execute this Amended and Restated Credit Agreement is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of the Loan Documents as provided below, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower and confirmation of certain of the Loan Documents;

(ii) an amended and restated Note executed by the Borrower in favor of each Lender requesting a Note and a Confirmation of Promissory Note executed by Cross UK in favor of the UK Lender;

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(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each of its Subsidiaries is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent addressing such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since December 21, 2005 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

(viii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower ended on December 31, 2007, signed by a Responsible Officer of the Borrower;

(ix) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the UK Lender or the Required Lenders reasonably may require;

(xi) a counterpart of a fully executed merger agreement for Cross Native;

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(xii) a fully executed guaranty and a fully executed security and pledge agreement for Cross Native; and

(xiii) evidence reasonably satisfactory to the Administrative Agent of the consummation of the merger regarding Cross Native.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02 Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Committed Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the UK Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate

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Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party and Cross UK of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or Cross UK of this Agreement or any other Loan Document.

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5.04 Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party and Cross UK that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party and Cross UK, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries dated September 30, 2007, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred.

(e) The consolidated operating budget which shall have included without limitation a consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions the Borrower believes were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

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5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect provided, the Borrower is involved in the litigation set forth on Schedule 5.06 which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

5.07 No Default.

Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens.

Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance.

The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

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5.11 Taxes.

The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) except as disclosed on Schedule 5.12(c) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
5.13 Subsidiaries; Equity Interests.

The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Borrower has no equity investments

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in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, and are fully paid and nonassessable.
5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.
5.15 Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws.

Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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5.17 Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an attestation report of such Registered Public Accounting Firm as to the Borrower's internal controls pursuant to Section 404 of Sarbanes-Oxley, if applicable, expressing a conclusion to which the Required Lenders do not reasonably object, and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating

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balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and

(c) as soon as available, but in any event at least 60 days after the end of each fiscal year of the Borrower, a consolidated operating budget which shall include, without limitation, a consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries on a monthly basis, prepared on a basis consistent with the budget delivered by the Borrower to its Board of Directors and consistent with past practice or otherwise in form satisfactory to the Administrative Agent.
6.02 Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the

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Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02; and

(f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-

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public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

6.03 Notices.

Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

(e) of the occurrence of any Internal Control Event.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate

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proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07 Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08 Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

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6.09 Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender

(a) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, as often as may be reasonably desired, and

(b) to conduct commercial finance exams twice during each fiscal year, all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, that so long as a Default or Event of Default exists and is continuing the Administrative Agent may conduct commercial finance exams as frequently as the Administrative Agent determines; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice,
6.11 Use of Proceeds.

Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12 Additional Guarantors.

Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.13 Additional Covenants.

(a) On or before 90 days from the date hereof shall have moved all depository accounts for Native to Agent and shall have closed and transferred all funds in any account which is not with Agent.

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(b) On or before 45 days from the date hereof shall deliver to Agent a fully executed Landlord Waiver and Agreement substantially in the form Agent delivered to the Borrower with such changes thereto as approved by Agent in its reasonable discretion.

(c) On or before 5 days from the date hereof shall deliver fully executed a First Amendment to Guaranty and an Amended and Restated Security and Pledge Agreement in the forms attached hereto as Exhibit H.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods.

7.02 Investments.

Make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

(b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $250,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments of the Borrower in any wholly-owned Guarantor and Investments of any wholly-owned Guarantor in the Borrower or in another wholly-owned Guarantor;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.03;

(f) intercompany Investments by any Loan Party in any other Loan Party;

(g) intercompany Investments after the date hereof by any Loan Party in any Foreign Subsidiary other than Cross China and the Excluded Subsidiaries, in an aggregate amount of up to $550,000 during any fiscal year;

(h) Investments in Cross China made prior to December 21, 2005 consisting of up to, in the aggregate, $250,000 in cash and $3,750,000 book value of equipment located in China;

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(i) Investments in Cross China, in addition to those permitted in (h) immediately preceding, (A) for Equipment in an aggregate amount of up to $4,500,000 for fiscal year 2006, $2,800,000 for fiscal year 2007 and $1,500,000 for fiscal year 2008, which Investments may be made by contributing cash to enable Cross China to purchase the Equipment or by contributing the Equipment directly to Cross China, such Equipment contributed directly to Cross China to be valued at the purchase price therefor, and (B) for working capital, and not for the acquisition of Equipment, in an aggregate amount of up to $6,000,000 for fiscal year 2006, $4,000,000 for fiscal year 2007 and $1,000,000 for fiscal year 2008; or

(j) Investments on the date hereof set forth on Schedule 7.02.
7.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Subsidiary or any other Guarantor;

(d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness of the Borrower or any Guarantor in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in

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Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $500,000;

(f) Indebtedness of any Foreign Subsidiary, other than an Excluded Subsidiary, in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $500,000;

(g) Indebtedness owing from any Loan Party to any other Loan Party; provided that any indebtedness to any Loan Party is subordinated on terms and conditions satisfactory to the Administrative Agent in right of payment to all Indebtedness of the Loan Parties under the Loan Documents; and

(h) unsecured Indebtedness of the Borrower or any Guarantor in an aggregate principal amount not to exceed $500,000 at any time outstanding.
7.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary Guarantor is merging with another Subsidiary, the wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person; and

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary Guarantor, then the transferee must either be the Borrower or a wholly-owned Subsidiary Guarantor.

(c) any Excluded Subsidiary, at the Borrower's option, may be wound up and dissolved;

(d) any Foreign Subsidiary other than Cross UK may be merged, consolidated or amalgamated into any other Foreign Subsidiary other than Cross UK or an Excluded Subsidiary; and

(e) any Excluded Subsidiary may (i) be merged with or into any other Subsidiary of the Borrower provided that the Excluded Subsidiary is not the surviving entity or (ii) make a Disposition of its assets to any other Subsidiary of the Borrower pursuant to a transaction of liquidation or dissolution.

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7.05 Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e) Dispositions permitted by Section 7.04;

(f) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

(g) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $500,000;

(h) Disposition of the Capital Stock of any Excluded Subsidiary; and

(i) Disposition by the Borrower of accounts receivable from Cross Japan, Cross Asia Pacific and Cross UK as account debtors to Cross Bermuda provided that such accounts receivable are sold at par or at a discount of no more than 5%.

provided, however, that any Disposition pursuant to clauses (a) through (i) shall be for fair market value.

7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in a Subsidiary, ratably according to their

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respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, provided that Cross UK may not make any Restricted Payments;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person provided such Equity Interests are pledged to the Administrative Agent so that the Administrative Agent has at all times a pledge of 100% of the issued and outstanding Equity Interests of each Guarantor and 65% of the issued and outstanding Equity Interests of all Foreign Subsidiaries other than the Excluded Subsidiaries;

(c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

(d) so long as no Default or Event of Default has occurred and is continuing and no Default or Event of Default would be caused after giving effect to such redemption, the Borrower may redeem its capital stock, pursuant to a program to be approved by the Required Lenders in their sole discretion, in cumulative aggregate not exceeding $2,000,000 during the term of this Agreement.
7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided, however, any Foreign Subsidiary may not enter into a transaction with the Borrower or any Guarantor unless expressly permitted in Section 7.01 through Section 7.07 hereof.

7.09 Burdensome Agreements.

Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such

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Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $60,000,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after December 31, 2007 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 50% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such Equity Interests.

(b) Consolidated Debt Service Ratio. Permit the Consolidated Debt Service Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.25:1.00.

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of the Borrower to be greater than 2.50:1.00.
7.12 Capital Expenditures.

Make or become legally obligated to make any Capital Expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and the Guarantors in excess of $10,000,000 during each fiscal year, commencing with the fiscal year 2008; provided that the Borrower and the Guarantors shall not make Capital Expenditures in excess of $7,878,000 in fiscal year 2007; and provided, further, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year.

7.13 Anti-Terrorism Law.

Knowingly, with the intent to violate the Executive Order or any other Anti-Terrorism Law, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 7.14, (ii) deal in, or otherwise engage in any transaction relating to, any property or interest in property prohibited pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in

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any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

7.14 Embargoed Person.

Cause or permit (a) any of the funds or properties of the Loan Parties or any of their Subsidiaries that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. SS 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders or the UK Lender would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law.

7.15 Restriction on Excluded Subsidiaries; Loan Party Assets.

(a) If an Excluded Subsidiary, shall not engage in any business other than in incidental sales of Inventory of the Borrower and its Subsidiaries.

(b) Remove from the United States, without making a Disposition permitted hereunder, any assets in excess of equipment having a book value of, in the aggregate, $500,000 in any fiscal year.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party or Cross UK fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12 or 6.13 or Article VII; or

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(c) Other Defaults. Any Loan Party or Cross UK fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party or Cross UK herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against

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all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a

Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

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(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and the UK Lender and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders, the L/C Issuer and the UK Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders, the L/C Issuer and the UK Lender in proportion to the respective amounts described in this clause Fourth held by them;

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Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the

Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the

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making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 [Reserved]

9.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of

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any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X.
MISCELLANEOUS

10.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and

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signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to the UK Lender, to the address, telecopier number, electronic mail address or telephone number specified on Schedule 10.02.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such

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notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the UK Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and UK Lender Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All

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telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03 No Waiver; Cumulative Remedies.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with

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the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

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(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer and the UK Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection and (b), participations in L/C Obligations) at the time owing to it); provided that

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(i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) any assignment of a Commitment must be approved by the Administrative Agent, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

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(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

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(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.07 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has

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exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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10.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders.

If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section

4310184v5

10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 GOVERNING LAW; JURISDICTION; ETC.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS SITTING IN SUFFOLK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF MASSACHUSETTS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT,

4310184v5

ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16 USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other

4310184v5

information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

10.17 ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.18 Judgment Currency.

For the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars, in Euro or in Sterling into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which the accordance with normal banking procedures the Administrative agent could purchase Dollars or Euro or Sterling, as the case may be, with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m., Boston time, the Business Day preceding that on which final judgment is given for the purchase of Dollars, Euro or Sterling for delivery two (2) Business Days thereafter. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, the UK Lender or any other Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which shall sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), but discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjusted to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or UK Lender in the Agreement Currency, the Borrower agrees, as a separate obligating and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such lost.

ARTICLE XI.
RATIFICATION

The terms and provisions set forth in this Amended and Restated Credit Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Amended and Restated Credit Agreement, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Amended and Restated Credit Agreement, the Original Credit Agreement (as unmodified by this Amendment) shall control. The Borrower hereby acknowledges that, as of the date hereof, the security interests and

4310184v5

liens granted to the Administrative Agent and the Lender under the Original Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Original Credit Agreement and the other Loan Documents.

4310184v5

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.
A.T. CROSS COMPANY By: KEVIN F. MAHONEY Name: Kevin F. Mahoney Title: Vice President, Finance, Chief Financial Officer and Treasurer

S-1

Amended and Restated Credit Agreement
Signature Page

A.T. CROSS LIMITED By: KEVIN F. MAHONEY Name: Kevin F. Mahoney Title: Director

S-2

Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent By: RICHARD MACDONALD Name: RICHARD MACDONALD Title: VICE PRESIDENT

S-3

Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as L/C Issuer and Lender By: RICHARD MACDONALD Name: RICHARD MACDONALD Title: VICE PRESIDENT

S-4

Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A. (LONDON BRANCH) as UK Lender By: GARY SAINT Name: GARY SAINT Title: VICE PRESIDENT

S-5

Amended and Restated Credit Agreement
Signature Page

COMMITTED LOAN NOTICE

Date: March ____, 2008

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 21, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among A. T. Cross Company, a Rhode Island corporation (the "Borrower"), A. T. Cross Ltd., a corporation organized under the laws of England and Wales (Registration No. 1410574) ("Cross UK"), the Lenders from time to time party thereto, Bank of America, N.A. as Administrative Agent and L/C Issuer, and Bank of America, N.A. (London Branch) as UK Lender.

The undersigned hereby requests (select one):

___ A Borrowing of Committed Loans ___ A conversion or continuation of Loans

1. On ______________________ (a Business Day).

2. In the amount of $______________

3. Comprised of _______________________________

[Type of Committed Loan requested]

4. For Eurodollar Rate Loans: with an Interest Period of ______ months.

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

A. T. CROSS COMPANY

By: ________________________

Name: ______________________

Title: _______________________

EUROCURRENCY LOAN NOTICE

Date: March___, 2008

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 21, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among A. T. Cross Company, a Rhode Island corporation (the "Borrower"), A. T. Cross Ltd., a corporation organized under the laws of England and Wales (Registration No. 141 0574) ("Cross UK"), the Lenders from time to time party thereto, Bank of America, N.A. as Administrative Agent and L/C Issuer, and Bank of America, N.A. (London Branch) as UK Lender.

The undersigned hereby requests (select one):

___ A Borrowing of Eurocurrency Loans ___ A continuation of Eurocurrency Loans

1. On ______________________ (a Business Day).

2. In the amount of $______________

3. With an interest period of ____ months

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

A. T. CROSS LTD.

By: ________________________

Name: ______________________

Title: _______________________

EXHIBIT D-1

FORM OF AMENDED AND RESTATED

REVOLVING PROMISSORY NOTE

(Committed Loans)

$35,000,000

December 21, 2005

amended and restated March 24, 2008

FOR VALUE RECEIVED, A. T. Cross Company, a Rhode Island corporation (the "Borrower") hereby promises to pay to Bank of America, N.A. or registered assigns (the "Lender") in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of December 21, 2005 (as by First Amendment to Credit Agreement dated as of October 26, 2006 and further amended by Second Amendment to Credit Agreement dated as of September 30, 2007, which credit agreement is being amended and restated as of the date hereof and as may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the UK Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, and Bank of America, N.A. (London Branch) as UK Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement. The Credit Agreement contains provisions regarding the automatic reduction of the amounts permitted to be borrowed hereunder.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and the Security Documents as described in the Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, each for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non payment of this Note.

4324329v1

This amended and restated revolving promissory note amends and restates that revolving credit note made by the Borrower in favor of the Lender, dated December 21, 2005 and is not intended as a novation of such note but is an amendment and restatement thereof.

4324329v1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AS A DOCUMENT UNDER SEAL.

A. T. CROSS COMPANY

By: ________________________

Name: ______________________

Title: _______________________

Signature Page to Amended and Restated Revolving Promissory Note]

LOANS AND PAYMENTS WITH RESPECT THERETO
Date	Types of Loan Made	Amounts of Loan Made	End of Interest Period	Amount of Principal or Interest Paid this Date	Outstanding Principal Balance This Date	Notation Made By
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______

4324329v1

EXHIBIT D-2

FORM OF REVOLVING PROMISSORY NOTE

(Eurocurrency Loans)

$5,000,000

December 21, 2005

FOR VALUE RECEIVED, A. T. Cross Limited, a corporation organized under the laws of England and Wales (Registration No. 1410574) (the "UK Borrower") promises to pay to the UK Lender, in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the UK Lender to the UK Borrower under that certain Credit Agreement, dated as of December 21, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the UK Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, and Bank of America, N.A. (London Branch) as UK Lender.

The UK Borrower promises to pay interest on the unpaid principal amount of each Eurocurrency Loan from the date of such Eurocurrency Loan, until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the UK Lender or, if directed by the Administrative Agent, to the UK Lender, in the Eurocurrency in which the Borrowing being repaid was made, in immediately available funds at the Administrative Agent's Office or such other office as the Administrative Agent so directs. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is entitled to the benefits of the Debenture. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the UK Lender shall be evidenced by one or more loan accounts or records maintained by the Administrative Agent or the UK Lender in the ordinary course of business. The Administrative Agent or the UK Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The UK Borrower, each for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

A. T. CROSS LIMITED

By: ________________________

Name: ______________________

Title: _______________________

4022976v3

LOANS AND PAYMENTS WITH RESPECT THERETO
Date	Types of Loan Made	Amounts of Loan Made	End of Interest Period	Amount of Principal or Interest Paid this Date	Outstanding Principal Balance This Date	Notation Made By
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______
_______	_______	_______	_______	_______	_______	_______

4022976v3

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:______________y

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 22, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among A. T. Cross Company, a Rhode Island corporation (the "Borrower"), A. T. Cross Ltd., a corporation organized under the laws of England and Wales (Registration No. 1410574) ("Cross UK"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and LIC Issuer, and Bank of America, N.A. (London Branch) as UK Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the Vice President, Finance and Chief Financial Officer of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph I for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph I for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

Form of Compliance Certificate

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.

4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

6. The Borrower hereby represents and warrants that the Consolidated Leverage

Ratio for the fiscal quarter ended _________ is ________ and the Applicable Margin under the Agreement for the period is: Level _______ [insert Level I, II, 111 or IV as applicable]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________ , _________.

A. T. CROSS COMPANY

By: ________________________

Name: ______________________

Title: _______________________

Form of Compliance Certificate

For the Quarter/Year ended _________________ ("Statement Date")

SCHEDULE 2

to the Compliance Certificate

($ in 000's)

For the Quarter/Year ended _________________ ("Statement Date")

 SCHEDULE 2
 to the Compliance Certificate
 ($ in 000's)

I.

Section 7.1 1(a) - Consolidated Tangible Net Worth.

A.

Actual Consolidated Tangible Net Worth at Statement Date:

1. Shareholders' Equity:

$ __________

2. Intangible Assets:

$ __________

3. Consolidated Tangible Net Worth (Line I.A1 less Line I.A.2):

$ __________

B.

 50% of Consolidated Net Income for each full fiscal quarter ending after December 3 1, 2005 (no reduction for losses):

$ __________

C.

 50% of increases in Shareholders' Equity after date of
Agreement from issuance and sale of Equity Interests
(including from conversion of debt securities):

$ __________

D.

 Minimum required Consolidated Tangible Net Worth
(Lines 1.B + 1.C plus $ )___________:

$ __________

E.

Excess (deficient) for covenant compliance (Line 1.A - 1.D):

$ __________

II.

Section 7.11 (b) - Consolidated Debt Service Ratio.

A.

 Consolidated EBITDA for four consecutive fiscal quarters
ending on above date ("Subject Period"):

1.

Consolidated Net Income for Subject Period:

$ __________

2.

Consolidated Interest Charges for Subject Period:

$ __________

3.

Provision for income taxes for Subject Period:

$ __________

4.

Depreciation expenses for Subject Period:

$ __________

5.

Amortization expenses for Subject Period:

$ __________

6.

Extraordinary losses:

$ __________

7.

Restructuring charges or expenses:

$ __________

8.

Non-cash expenses associated with LIFO treatment of Inventory

$ __________

9.

Non-cash charges related to compensation expense

$ __________

 Form of Compliance Certificate

10.

Extraordinary gains to the extent:

$ __________

11.

Non-cash items increasing Consolidated Net Income:

$ __________

12.

 Consolidated EBITDA (Lines II.Al + 2 + 3 + 4 + 5 + 6 +
7 + 8 + 9 - 1 0 - 11):

$ __________

B.

Income taxes paid in cash:

$ __________

C.

Cash dividends or distributions:

$ __________

D.

Capital Expenditures:

$ __________

E.

Consolidated Interest Charges for Subject Period:

$ __________

F.

Principal of Indebtedness paid during Subject Period:

$ __________

G.

 Consolidated Interest Coverage Ratio (Line 1I.A. 12 - Line
1I.B.- Line 1I.C - Line 1I.D) (Line 1I.E + Line 1I.F):

$ __________

Minimum required: 1.50 to 1.00

_________ to 1

III.

Section 7.1 1 (c) - Consolidated Leverage Ratio.

A.

Consolidated Funded Indebtedness at Statement Date:

$ __________

B.

 Consolidated EBITDA for Subject Period (Line 1I.A. 12
above):$ __________

$ __________

C.

Consolidated Leverage Ratio (Line 1II.A + Line 1II.B):

$ __________

Maximum permitted: 2.50 to 1.00

_________ to 1

IV.

Section 7.12 -- Capital Expenditures.

A.

Capital expenditures made during fiscal year to date :

$ __________

B.

 Capital expenditures that could have made during prior fiscal year but which were not made:

$ __________

C.

 Maximum permitted capital expenditures
($7,000,000.00 + Line 1V.B.):

$ __________

D.

 Excess (deficient) for covenant compliance (Line 1V.C -
IV.A), provided Line 1V.E is <=$1,000,000:

$ __________

E.

 Capital expenditures made for any asset or assets which are or will be located outside of the United States

$ __________

F.

Capital expenditures made for assets for China

$ __________

Form of Compliance Certificate

For the Quarter/Year ended _______________________ ("Statement Date")

SCHEDULE 3

to the Compliance Certificate

($ in 000's)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA

as set forth in the Agreement)

 Consolidated
EBITDA

 Quarter
Ended
__________

 Quarter
Ended
__________

 Quarter
Ended
__________

 Quarter
Ended
__________

 Twelve
Months
Ended
__________

 Consolidated
Net Income

__________

__________

__________

__________

__________

 + Consolidated Interest
Charges

__________

__________

__________

__________

__________

+ income taxes

__________

__________

__________

__________

__________

 + non cash expenses related
to inventory

__________

__________

__________

__________

__________

 + income taxes paid under
956

__________

__________

__________

__________

__________

+ depreciation expense

__________

__________

__________

__________

__________

+ amortization expense

__________

__________

__________

__________

__________

+ extraordinary losses

__________

__________

__________

__________

__________

 + restructuring charges or
expenses (up to
$1,000,000 from
1 213 1 I05 and up to
$2,000,000 for 1213 1/05)

__________

__________

__________

__________

__________

 + non-cash expenses
associated with the LIFO
treatment of Inventory

__________

__________

__________

__________

__________

 Form of Compliance Certificate

 + non-cash charges related
to compensation expense

__________

__________

__________

__________

__________

- extraordinary gain

__________

__________

__________

__________

__________

- non-cash items increasing Consolidated Net Income

__________

__________

__________

__________

__________

= Consolidated EBITDA

__________

__________

__________

__________

__________

 Form of Compliance Certificate

EXHIBIT F

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:

________________________

2.

Assignee:

 _________________________ [and is an
Affiliate/Approved Fund of [identify Lender]]

3.

Borrower(s):

 A. T. Cross Company, a Rhode Island corporation (the "Borrower")
A. T. Cross Ltd., a corporation organized under the laws of England and
Wales (Registration No. 14 10574) ("Cross UK"):

4.

 Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit
Agreemen

5.

 Credit Agreement: Credit Agreement, dated as of December 21, 2005, among the
Borrower, Cross UK, the Lenders from time to time party thereto, Bank of America, N.A., as

 F - 1
 Form of Assignment and Assumption

Administrative Agent and L/C Issuer, and Bank of America, N.A. (London Branch) as UK Lender.

6.

Assigned Interest:

Facility Assigned

 Aggregate
Amount of
Commitment/Loans
for all Lenders*

 Amount of
Commitment/Loans
Assigned*

 Percentage
Assigned of
Commitment/Loans

CUSIP Number

______________

$_____________

$_____________

_____________%

______________

$_____________

$_____________

_____________%

______________

$_____________

$_____________

_____________%

[7.

Trade Date: ________________________]

Effective Date: _____________,20____ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: _____________________

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By: _____________________

Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as

Administrative Agent

By: _____________________

Title:

[Consented to:]

By: _____________________

Title:

F - 2

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[______________________________]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

F - 3

Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

F - 4

Form of Assignment and Assumption

EXHIBIT G

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, (this "Agreement") is made as of the 21St day of December, 2005, by A.T. Cross Company, a Rhode Island corporation ("Guarantor"), to Bank of America, N.A. as Administrative Agent and LfC Issuer (the "Agent") for the account of the Lenders, including, without limitation, the UK Lender, under the Credit Agreement dated as of the date hereof entered into by and among the Guarantor, A.T. Cross Limited, a corporation organized under the laws of England and Wales (the "Company"), the Lenders from time to time party thereto and the Bank of America, N.A. (London Branch) (as amended and restated by and through the date hereof and as may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Agreement and not otherwise defined shall have the same meanings herein as in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the outstanding capital stock of the Company; and

WHEREAS, Guarantor and the Agent and other Lenders from time to time party thereto, have entered into the Credit Agreement, pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make advances and term loans to the Company (collectively, the "Loans");

WHEREAS, the obligations of the Lender to enter into the Credit Agreement, and the obligations of the Lender to make the Loans, are subject to the condition, among others, that Guarantor execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the willingness of the Lender to make the Loans to the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

1. Guaranteed Obligations; Limitation.

(a) Guarantor does hereby irrevocably, unconditionally guarantee, as primary obligor and not merely as surety, the due and punctual payment and performance by the Company of the following obligations to the UK Lender (individually, a "Guaranteed Obligation" and collectively the "Guaranteed Obligations"):

(i) principal of and premium, if any, and interest on the Eurocurrency Loans (including, without limitation, the payment of interest, and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended (the "Bankruptcy Code")); and

(ii) any and all other Obligations, and any and all other obligations of the Company to the Agent and the UK Lender under the Credit Agreement or the other Loan Documents, all as amended from time to time and whether executed on or after the date hereof, whether for principal, interest, fees, premiums, expenses, indemnification or otherwise.

2. Payment Under Guaranty. Upon failure by the Company punctually to pay or perform any Guaranteed Obligation when due (whether at maturity, at a date fixed for any payment or prepayment thereof or upon acceleration or otherwise), after the expiration of any applicable grace period, the Agent may make written demand upon Guarantor for the full payment and/or performance of the Guaranteed Obligations, and Guarantor binds and obliges itself to make such payment or performance forthwith upon such demand.

GUARANTOR ACKNOWLEDGES THAT ALL GUARANTEED OBLIGATIONS SHALL, TO THE FULLEST EXTENT PERMISSIBLE UNDER ANY LAW NOW OR HEREAFTER APPLICABLE HERETO, BE CONCLUSIVELY PRESUMED TO HAVE BEEN CREATED IN RELIANCE ON THIS AGREEMENT.

3. Waiver of Demands, Notices, Diligence, etc. Guarantor hereby assents to all of the terms and conditions of the Guaranteed Obligations and waives, to the extent permitted by applicable law:

(a) each of:

(i) demand for the payment of the principal of any Guaranteed

Obligation or of any claim for interest or any part thereof (other than the demand provided for in Section 2 hereof);

(ii) notice of (A) the occurrence of a default or an event of default and (B) any forbearance or waiver by the Lenders of any Guaranteed Obligation;

(iii) protest of the nonpayment of the principal of any Guaranteed Obligation or of any claim for interest or any part thereof

(iv) notice of presentment, demand (other than the demand provided for in Section 2 hereof) and protest;

(v) notice of any indulgences or extensions granted to the Company or any successor to the Company or any person or party which shall have assumed the obligations of the Company;

(vi) any requirement of diligence or promptness on the part of the Lenders in the enforcement of any of its rights under the provisions of any Guaranteed Obligation or this Agreement;

(vii) any enforcement of any Guaranteed Obligation;

(viii) any right which Guarantor might have to require the Agent or the Lenders to marshal1 or proceed against any other guarantor of the Guaranteed Obligations or to realize on any Collateral therefor; and

2

(ix) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction;

(b) all rights and benefits under any applicable law purporting to reduce Guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in any other respect more burdensome than that of the principal;

(c) the benefit of any statute of limitations affecting the Guaranteed Obligations or Guarantor's liabilities hereunder or under any other law now or hereafter applicable hereto;

(d) any rights, defenses and other benefits that Guarantor may have by reason of (i) any failure of the Agent to hold a commercially reasonable public or private foreclosure sale or to otherwise comply with applicable law in connection with a disposition of any collateral for the Guaranteed Obligations;

(ii) any election of remedies made by the Lender under the Uniform Commercial Code, as adopted in Massachusetts or in any other state in which Collateral may be located or whose laws are otherwise deemed to govern the terms of this Guaranty Agreement; or (iii) any protection afforded pursuant to the antideficiency or similar other laws of Massachusetts, any other state in which Collateral may be located or any other state limiting or discharging the Company's indebtedness or purporting to limit the amount of any deficiency judgment; and

(e) any rights, defenses, claims or benefits waived in Section 4 hereof.

The waivers and other provisions set forth in this Section 3 and in Section 4 shall be effective notwithstanding the fact that the Company ceases to exist by reason of its liquidation, merger, consolidation voluntary or involuntary dissolution or otherwise.

4. Obligations of Guarantor Unconditional; Continuing and Irrevocable Guaranty.

(a) All payments hereunder shall be made free and clear of any and all deductions, withholdings or setoffs, including any and all deductions, withholdings or setoffs on account of taxes. The liability of Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of the Company to the Lenders and a separate action or actions may be brought and prosecuted against Guarantor, whether or not any action is brought or prosecuted against the Company and regardless of whether the Company is joined in any such action or actions. This Agreement shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

(i) the legality, validity or enforceability of the Credit Agreement or any other Loan Document or any of the other Guaranteed Obligations, any lien of the Agent on any item of Collateral or any other guaranty;

(ii) any defense (other than payment), deduction (including deductions for taxes), withholding, setoff or counterclaim that may now or at any time hereafter be available to the Company, Guarantor or other obligor against, and any right of setoff at any time held by, the Agent or the Lenders;

3

(iii) any claim arising out of or relating to any amendment (including amendments which increase the amount of Loans made or available to the Company thereunder), extension or other modification of the Credit Agreement or any other Loan Document consented to by the Lender, and Guarantor acknowledges and agrees that the Lender shall be entitled to amend, extend, forbear under, waive any Default or Event of Default or take any other action deemed advisable in the sole discretion of the Lender with respect to the Credit Agreement and the other Loan Documents; or

(iv) any other circumstance whatsoever, legal or equitable, (with or without notice to or knowledge of Guarantor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of or defense to payment available to the Company, Guarantor or other obligor under the Credit Agreement or other Loan Documents or under applicable law, including the Bankruptcy Code, or in any other instance.

Any payment or other circumstance that operates to toll any statute of limitations applicable to any Guaranteed Obligations shall also operate to toll the statute of limitations applicable to Guarantor. The obligations of Guarantor under this Agreement shall not be affected by any action taken under any Guaranteed Obligation in the exercise of any right or remedy therein conferred, or by any failure or omission on the part of the Agent to enforce any right given thereunder or hereunder or any remedy conferred thereby or hereby, or by any release of any security or any other guaranty at any time existing for the benefit of any Guaranteed Obligation, or by the merger or consolidation of the Company, or by the sale, lease or transfer by the Company to any person of any or all of its properties.

(b) This is a continuing guaranty of the Guaranteed Obligations and may not be revoked and shall not otherwise terminate until the date on which the Guaranteed Obligations have been paid and performed in full in cash, and the obligations of the Lenders to make Loans under the Credit Agreement shall have terminated.

5. Subordination of Claims of Guarantor; Waiver of Subrogation and Certain Other Rights. Any claims against the Guarantor or any other guarantor under the Credit Agreement or any other Person from time to time party to the Credit Agreement as "Company" or "Guarantor" (collectively, the "Loan Parties" and each a "Loan Party") to which Guarantor may be or become entitled (including, without limitation, claims by subrogation or otherwise by reason of any payment or performance by Guarantor in satisfaction and discharge, in whole or in part, of its obligations under this Agreement) shall be and hereby are made subject and subordinate to the prior payment in full in cash or performance in full of the Guaranteed Obligations. WITHOUT LIMITING THE FOREGOING, GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHT TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT THE LENDER MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE GUARANTEED OBLIGATIONS AGAINST THE COMPANY, GUARANTOR OR ANY OTHER LOAN PARTY OR OTHER OBLIGOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, NOW OR HEREAFTER HELD BY THE LENDER, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN

4

THE BANKRUPTCY CODE) GUARANTOR MAY HAVE AGAINST THE LENDER, THE COMPANY, ANY OTHER LOAN PARTY OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER OR OTHERWISE, UNLESS AND UNTIL THE GUARANTEED OBLIGATIONS SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH. Without limitation of the foregoing, Guarantor shall exercise no voting rights, shall file no claim, shall waive any election pursuant to Section 1 1 1 1 (b) of the Bankruptcy Code and shall not participate or appear in any bankruptcy or insolvency case involving the Company with respect to the Guaranteed Obligations unless and until all the Guaranteed Obligations shall have been in full in cash in cash. If, notwithstanding the foregoing, any amount shall be paid to Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be held as collateral for or credited and applied in reduction of the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

6. Representations and Warranties of Guarantor. In order to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Company thereunder, Guarantor represents and warrants that:

(a) This Agreement constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally.

(b) Guarantor hereby acknowledges that it has reviewed and caused its counsel to review copies of, and is fully familiar with, this Agreement, the Credit Agreement, the other Security Documents and each of the other Loan Documents executed and delivered by the Company and the other Loan Parties. Guarantor warrants and agrees that each representation, warranty and waiver set forth in this Agreement is made with Guarantor having full knowledge of its significance and consequences and after having consulted with counsel of its own choosing and that, under the circumstances, each such waiver is in the best interest of Guarantor in furtherance of its business plan, is reasonable and should not be found contrary to public policy or law.

Guarantor acknowledges and agrees that any breach of any representation, warranty or covenant of Guarantor in this Agreement may constitute an Event of Default under the Credit Agreement and under each of the other Loan Documents.

7. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Agent is hereby authorized, to the extent not prohibited by applicable law, without prior notice to Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of Guarantor, against and on account of the obligations and liabilities of Guarantor to the Agent under this Agreement then due and payable, irrespective of whether the Lender shall have made any demand hereunder. The Agent agrees to promptly notify Guarantor after any such set off

5

and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

8. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any amount received by the Lenders in respect of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution (voluntary or involuntary), liquidation or reorganization of the Company, Guarantor, or upon the appointment of an intervenor or conservator of, or trustee or similar official for, the Company, Guarantor or any other Loan Party or any substantial part of any of their respective properties, or otherwise, all as though said payments had not been made.

9. Notices. All notices and other communications to Guarantor or the Agent hereunder shall be in writing and shall be personally delivered or mailed by telegraphic, telex or facsimile transmission, reputable overnight courier or first class mail, postage prepaid, as follows:

(a) If to the Agent:

Bank of America, N.A.

100 Federal Street

Boston, Massachusetts 02 1 10

Attention: Christopher S. Allen

Title: Senior Vice President

Facsimile No. (6 1 7) 434- 1297

with a copy to:

James R. Kane, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02 1 10

Facsimile No.: 61 7-248-4000

(b) If to Guarantor:

as provided in Article 10.02 of the Credit Agreement

or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other parties hereto. A notice shall be deemed to have been duly given and made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

10. Miscellaneous; Successors; Counterparts: Severability.

(a) This Agreement shall inure to the benefit of and be binding upon the Agent, the Lenders and Guarantor and their respective successors and assigns, and the term

6

"Lender" shall be deemed to include any other holder or holders of any of the Guaranteed Obligations. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument. References herein to this "Agreement" shall be deemed references to this Agreement as amended, modified and/or supplemented from time to time.

(b) All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by any exception thereto, or otherwise within the limitations thereof, shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

(c) None of the parties to this Agreement shall be deemed to be the drafter of this Agreement, and this Agreement shall not be interpreted in favor of or against any party hereto on such basis.

(d) No claim shall be made by Guarantor against the Lenders or the Affiliates, directors, officers, employees or agents of the Lenders for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Guarantor waives, releases and agrees not to sue upon any claim for any such damages.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. GUARANTOR, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. GUARANTOR FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS AS PROVIDED IN SECTION 9 HEREOF OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR

7

 AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

 8

 IN WITNESS WHEREOF, the parties have executed this Guaranty Agreement as a sealed instrument as of the date first above written.

 A.T. CROSS COMPANY
 By: ________________________________
 Title

 9

 Schedule 2.01
 COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender

Commitment

 Applicable
Percentage

Bank OF America, N.A.

$35,000,0000.00

100.00%

Total

$35,000,0000.00

100.00%

 *  Note: The amounts set forth above are inclusive of the $5,000,000.00 sublimit for
Eurocurrency Borrowings, for which Bank of America, N.A. (London Branch) would be the
Lender.

 Schedule 5.06
 Litigation

1.

Unilever Bestfoods and CCL Custom Manufacturing, Inc. v. American Steel 7 Aluminum Corporation; et al; CCL Custom Manufacturing, Inc. v. Arkwright Incorporated, et al. Consolidated: C.A. No. 01 496ML. United States District Court for the District of Rhode Island. A.T. Cross Company is named as one of approximately sixty defendants in a contribution suit brought by the Plaintiffs relating to the J.M. Mills Landfill site, which is part of the Peterson/Puritan Superfund site in Cumberland, Rhode Island. These complaints allege that A.T. Cross Company is liable under the Comprehensive Environmental Response, Compensation and Liability Act for contribution for past and future costs incurred at the site. Past and future costs, excluding the required remedy, are estimated at approximately $7 million. A.T. Cross Company does not currently believe that the information provided to date supports the Plaintiffs' demand.

2.

Clearbrook v. A.T. Cross Company and John Does 1-10, Circuit Court of Cook County Illinois, Chancery Division No. 06CHZ7420. This is suit brought under the Telephone Consumer Protection Act, 47 U.S.C. S227 alleging that Cross sent unsolicited fax advertising in violation of this Act. Cross's affirmative defense, which is a bar to the claim, is that it had Plaintiff's consent to receive advertising.

3.

In February 2008, Cross received a letter from C. Josef Lamy GmbH ("Lamy") claiming that two of Cross's products infringe a German patent held by Lamy. Cross has engaged German patent counsel to examine this claim.

 H:\Word\CREDIT FACILITY 2008\Credit Facility Schedules 2008.doc

Schedule 5.12(c)(i)

ERISA Compliance

As of December 31, 2007, the unfunded pension liability of the A.T. Cross Company Pension Plans was $3,835,000.

H:\Word\CREDIT FACILITY 2008\Credit Facility Schedules 2008.doc

 Schedule 5.13
 Subsidiaries and other Equity Investments
 Part (a). Subsidiaries.

Subsidiary

Type of Organization

 Ownership Interest of
Borrower

A.T.X. International, Inc.

Corporation

100%

Costa Del Mar Sunglasses, Inc.

Corporation

100%

Native (Newco) Eyewear

Corporation

100%

Cross Retail Ventures

Corporation

100%

A.T. Cross Limited ("Bermuda")

Corporation

100%

A.T. Cross (Benelux) B.V.

Corporation

100%

A.T. Cross (Canada) Inc.

Corporation

100%

A.T. Cross Iberia, S.L.

Corporation

100%

A.T. Cross Stationery (Dongguan) Limited (China)

Corporation

100%

A.T. Cross (Europe) Ltd. ("Europe")

Corporation

Borrower holds 100% of the equity interests in Bermuda, which holds 100% of the equity interests in Europe.

A.T. Cross Limited (U.K. entity)

Corporation

Borrower holds 100% of the equity interests in Bermuda, which holds 100% of the equity interests in Europe, which holds 100% of the equity interests in this Subsidiary.

Cross Company of Japan

Corporation

Borrower holds 100% of the equity interests in Bermuda, which holds 100% of the equity interests in Europe, which holds 100% of the equity interests in this Subsidiary.

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Subsidiary

Type of Organization

 Ownership Interest of
Borrower

A.T. Cross Deutschland GmbH.

Corporation

Borrower holds 100% of the equity interests in Bermuda, which holds 100% of the equity interests in Europe, which holds 100% of the equity interests in this Subsidiary.

A.T. Cross (Asia Pacific) Limited

Corporation

Borrower holds 100% of the equity interests in Bermuda, which holds 100% of the equity interests in Europe, which holds 100% of the equity interests in this Subsidiary.

 Part (b).Other Equity Investments.

None.

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 Schedule 5.17
 Intellectual Property Matters

1.

In February 2008, Cross received a letter from C. Josef Lamy GmbH ("Lamy")

claiming that two of Cross's products infringe a German patent held by Lamy.

Cross has engaged German patent counsel to examine this claim.

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 Schedule 7.01
 Existing Liens

Entity

Liens

A.T. Cross Company

UCC-1 Financing Statement in favor of Hanna Paper Recycling, Inc. and filed with Rhode Island Secretary of State on July 18,2005 as Instrument Number 01 1962 (as amended and continued from time to time)

UCC-1 Financing Statement in favor of IBM Credit LLC and filed with Rhode Island Secretary of State on January 6, 2003 as Instrument Number 01 6792 (as amended and continued from time to time)

UCC-1 Financing Statement in favor of IBM Credit LLC and filed with Rhode Island Secretary of State on January 23,2006 as Instrument Number 200603188550 (as amended and continued from time to time)

UCC-1 Financing Statement in favor of IBM Credit LLC and filed with Rhode Island Secretary of State on August 17, 2005 as Instrument Number 200502651 650 (as amended and continued from time to time)

UCC-1 Financing Statement in favor of Wells Fargo Financial Leasing, Inc, and filed with Rhode Island Secretary of State on November 30,2007 as Instrument Number 200705682640 (as amended and continued from time to time)

Utility Easement to Narragansett Electric Company dated January 28, 1938 and recorded in Book 45 at Page 460, as supplemented by grant dated June 5, 1939 and recorded in Book 46 at Pages 288 and 289

Assignment of rights to A.T. Cross Company from Trustees of the Industrial Foundation of Rhode Island as to agreements recorded in Book 79 at Page 161 and in Book 80 at Page 75

Option for Right of Way Easement to Blackstone Valley Electric Company recorded in Book 1 10 at Page 427

Easement to Blackstone Valley Electric Company recorded in Book 1 10 Page 554, as effected by Use of Right of Way Agreement recorded in Book 253 at Page 46 Easement to Blackstone Valley Electric Company recorded in Book 192 at Page 464

RIDEM-Division of Groundwater and Freshwater Wetlands permit conditions (with Consent Agreement and Notice of Permit) recorded in Book 293 at Page 129

RIDEM-Division of Freshwater Wetlands Insignificant Alteration Permit recorded in Book 365 at Page 8

 #728498.1

RIDEM-Division of Freshwater Wetlands Insignificant Alteration Permit recorded in Book 381 at Page 89

RIDEM-Division of Freshwater Wetlands Insignificant Alteration Permit recorded in Book 431 at Page 213

Assent Agreement with Narragansett Electric Company recorded in Book 461 at Page 243

RIDEM-Office of Waste Management Limited Order of Approval recorded in Book 746 at Page 2 17

Terms and conditions set forth on recorded plans

Costa Del Mar Sunglasses, Inc.

UCC-1 Financing Statement in favor of US Bancorp. and filed I with Florida Secured Transactions Registry on December 20, 2007 as Instrument Number 200707259760 (as amended and continued from time to time)

UCC-1 Financing Statement in favor of US Bancorp. and filed with Florida Secured Transactions Registry on January 18, 2008 as Instrument Number 200807353089 (as amended and continued from time to time)

 Schedule 7.02
 Investments

 As of December 29, 2007, Borrower has made the following investments in Cross China:

INVESTMENT

AMOUNT

Cash

$250,000

Equipment purchased as part of contributed capital.

$1,557,126

Equipment transferred from Lincoln at book value

$3,589,544

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 Schedule 7.03
 Existing Indebtedness

 A.  Third Party Indebtedness:

Entity

Indebtedness

A.T. Cross Company

Obligations due and owing to IBM Credit LLC under that certain Supplement Number D00C72121 dated as of November 4, 2005 to Term Least Master Agreement No. DSO1594 by and between A.T. Cross Company and IBM Credit LLC (as amended, restated or modified from time to time).

A.T.X. International, Inc.

None

Costa Del Mar Sunglasses, Inc.

None

Native (Newco) Eyewear

None

Cross Retail Ventures

None

A.T. Cross Limited

None

A.T. Cross (Benelux) B.V.

None

A.T. Cross (Canada) Inc.

None

A.T. Cross Iberia, S.L.

None

A.T. Cross Stationery (Dongguan) Limited (China)

None

A.T. Cross (Europe) Ltd.

None

A.T. Cross Limited (U.K. entity)

None

Cross Company of Japan

None

A.T. Cross Deutschland GmbH

None

A.T. Cross (Asia Pacific) Limited

None

 B.  Inter-Company Indebtedness:

 [See spreadsheet attached hereto.]

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NET INTERCOMPANY ACCOUNT BALANCES

18-May-08 10:14 AM

A. T. Cross Company and Subsidiaries

1

DECEMBER 2007

____________________________________________________________________________________________

Receiving Company

Paying Company

$

Combined

& Amount

& Amount

Variance

Variance

Explanation or Entry

LC

US$

LC

US$

____________________________________________________________________________________________

France

UK

$ -

$ -

-

UK

France

2

-

$ 653,183

-

$ 653,181

2

____________________________________________________________________________________________

UK

Benelux

-

$ 218,699

-

$ 7,176,664

(6,957,965)

Benelux

UK

-

-

6,957,965

$ -

6,957,965

____________________________________________________________________________________________

UK

Iberia

-

$ 24

-

$ 181

(157)

Iberia

UK

(180)

-

-

$ 23

(23)

____________________________________________________________________________________________

UK

Germany

-

$ 1,832,504

-

$ 6,877,926

(5,045,422)

Germany

UK

1

-

$ 8,685,273

-

$ 3,639,850

5,045,423

____________________________________________________________________________________________

UK

Cross

-

-

Cross

UK

3,785

$ 15,208,973

-

$ 15,205,188

3,785

____________________________________________________________________________________________

China

Cross

-

$ 3,525,363

-

$ 6,209,255

(2,683,892)

Cross

China

4,947

$ 21,585,377

-

$ 18,896,538

2,688,839

____________________________________________________________________________________________

Euro HQ

Asia / Pacific

28,800

$ 28,800

-

Asia / Pacific

Euro HQ

-

1,000

$ 1,000

-

____________________________________________________________________________________________

Euro HQ

Cross

-

Cross

Euro HQ

-

28,800

$ 28,800

-

____________________________________________________________________________________________

CCJ

Hong Kong

-

1,244

-

$ 1,186

58

Hong Kong

CCJ

124

-

$ 2,167

-

$ 2,101

66

____________________________________________________________________________________________

CCJ

Taiwan

-

-

-

Taiwan

CCJ

-

-

$ -

-

$ -

-

____________________________________________________________________________________________

CCJ

Cross

-

$ 43,359

43,359

Cross

CCJ

43,547

$ 4,352,790

-

$ 4,352,602

188

____________________________________________________________________________________________

Hong Kong

Taiwan

-

$ 12,443

-

$ 12,574

(131)

Taiwan

Hong Kong

(132)

-

$ 98

-

$ 99

(1)

____________________________________________________________________________________________

Hong Kong

Cross

-

$ 394,795

394,795

Cross

Hong Kong

20,983

$ 3,379,095

-

$ 3,752,907

(373,812)

____________________________________________________________________________________________

Taiwan

Cross

-

-

Cross

Taiwan

(23)

$ 1,466,742

-

$ 1,466,765

(23)

____________________________________________________________________________________________

Singapore

Cross

-

$ 171,887

171,887

Cross

Singapore

929

$ 537,223

-

$ 708,181

(170,958)

____________________________________________________________________________________________

Receiving Company

Paying Company

$

Combined

& Amount

& Amount

Variance

Variance

Explanation or Entry

____________________________________________________________________________________________

Taiwan

Singapore

$ -

-

Singapore

Taiwan

-

-

____________________________________________________________________________________________

Singapore

CCJ

-

CCJ

Singapore

-

-

-

-

____________________________________________________________________________________________

Singapore

Hong Kong

-

-

 $10,223 RECLASS
TO ACCRUED EXP

Hong Kong

Singapore

(10,223)

-

$ 49,024

-

$ 59,247

(10,223)

____________________________________________________________________________________________

Cross

Canada

$ 62,642

-

$ 62,069

573

Canada

Cross

573

-

$ -

-

____________________________________________________________________________________________

Cross

LIMITED (HO)

$ (9,040,052)

$ -

(9,040,052)

LIMITED (HO)

Cross

1

$ 9,040,053

$ -

9,040,053

____________________________________________________________________________________________

LIMITED (HO)

Euro HQ

$ 111,743

$ 111,743

-

Euro HQ

LIMITED (HO)

-

____________________________________________________________________________________________

-

Cross

Retail Venture

$ 4,754,018

$ 4,754,018

-

Retail Venture

Cross

-

-

-

____________________________________________________________________________________________

Cross

International

$ 33,298,984

33,298,984

International

Cross

-

$ 5,733,980

$ 39,032,964

(33,298,984)

____________________________________________________________________________________________

Cross

Costa Del Mar

$ -

$ (4,024,069)

4,024,069

Costa Del Mar

Cross

188

$ 189

$ 4,024,070

(4,023,881)

____________________________________________________________________________________________

TOTAL

$113,098,385

$ 113,033,863

$ 64,522

$ 64,522

ENTRY:

Cash

-

-

Trade Accounts Receivable

-

-

Misc Credits due to Taiwan

Intercompany Receivables

(113,098,385)

-

Inventory in transit to Taiwan

Inventory

-

-

Inventory in transit from China

Other Current Assets

-

-

Inventory in transit to Hong Kong

PP&E - M&E

-

-

Inventory in transit from CCJ to Lincoln

Accounts Payable

74,745

-

Distributor Receivable - HK

Intercompany Payables

113,033,863

Accrued Expenses

(10,223)

10,223

Taiwan Accrued Expenses

Income Taxes Payable

-

-

China - out of balance

Net Sales

-

-

China - PP&E not yet invoiced by Lincoln

Cost of Goods Sold

-

Cost of Goods Sold - Variances

-

SG&A - selling

-

-

Other Asia Selling Expense (HK)

SG&A - admin

-

-

Other Asia Selling Expense (Taiwan)

Foreign Exchange

-

-

$4,815 FX exp on cash not on CCJ statement

74,745

Prepared by __________________

Date:_________

Approved by _________________

Date:_________

Schedule 10.02

ADMINISTRATIVE AGENT'S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

A.T. Cross Company

One Albion Road

Lincoln, Rhode Island 02865

Attention: Kevin F. Mahoney

Telephone: 401-333-1200

Telecopier: 401-334-2861

Email: kmahoney@cross.com

Website Address: www.cross.com

With a copy to:

A.T. Cross Company

One Albion Road

Lincoln, Rhode Island 02865

Attention: Office of General Counsel

Telephone: 401-333-1200

Telecopier: 401-334-3912

ADMINISTRATIVE AGENT:

Administrative Agent's Office

Bank of America, N.A.

100 Federal Street

Mail Code: MA5-100-07-06

Boston, Massachusetts 02110

Attention: Richard Macdonald

Telephone: 617-434-4288

Telecopier: 617-434-8102

Email: Richard.j.macdonald@bankofamerica.com

Account No.: ______________________

Ref: _____________________

ABA# 111000012

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L/C ISSUER:

Bank of America, N.A.

100 Federal Street

Mail Code: MA5-100-07-06

Boston, Massachusetts 02110

Attention: Richard Macdonald

Telephone: 617-434-4288

Telecopier: 617-434-8102

Email: Richard.j.macdonald@bankofamerica.com

UK LENDER:

Bank of America, N.A.

5 Canada Square

London E14 5AQ UNITED KINGDOM

Attention: Keith Thomas

Telephone: +44 (0) 20 7174 5834

Telecopier: +44 (0) 20 7174 6436

Email: keith.thomas@bankofamerica.com

Account No.:_______________________

Ref:_________________________

ABA# 111000012

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Schedule 10.06

PROCESSING AND RECORDATION FEES

The Administrative Agent will charge a processing and recordation fee (an "Assignment Fee") in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

Transaction

Assignment Fee

First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable).

-0-

Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)

$500

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CONFIRMATION OF GUARANTEE

This Confirmation of Guaranty (this :"Confirmation") is made this 24th day of March 2008 in favor of Bank of America, N.A. as Administrative Agent and L/C Issuer (the "Agent") for the account of the Lenders by A, T, Cross Company, a Rhode Island corporation (the "Borrower"), and Cross Retail Ventures, Inc., a Rhode Island corporation, A.T.X. International, Inc., a Rhode Island corporation, and Costa del Mar Sunglasses, Inc. (each, a "Guarantor" and collectively, the "Guarantors").

The Borrower, the Agent and certain other entities are parties to that certain Credit Agreement dated as of December 21, 2005 (as amended by First Amendment to Credit Agreement dated as of October 26, 2006 and by Second Amendment to Credit Agreement dated as of September 30, 2007, the "Original Credit Agreement"). The Original Credit Agreement is being amended and restated as of the date hereof (the "Amended and Restated Credit Agreement") to include, among other things, an amendment to the pricing, and amendment to certain covenants, including the financial covenants, and increase (the "Loan Increase") in the Committed Loans available thereunder and to accommodate the acquisition and merger of Native Eyewear, Inc., a Pennsylvania corporation with Native Eyewear, Inc, a Rhode Island corporation, which is wholly-owned subsidiary of the Borrower;

As a condition to Agent entering into the Amended and Restated Credit Agreement and providing the amendments therein contained, including, without limitation, the Loan Increase, the Agent has required the Borrower and the Guarantors to confirm their Guaranty and the Security Documents to which they are a party and acknowledge their Guaranty includes and such Security Documents secure the obligations of the Borrower and Cross UK under the Amended and Restated Credit Agreement and the documents executed in connection therewith;

Each Guarantor has guaranteed the Obligations of the Borrower under and as defined in the Original Credit Agreement pursuant to a Guaranty by such Guarantor to Agent dated as of December 21, 2005 (each, a "Guaranty" and collectively, the "Guarantees");

The Borrower has guaranteed the Obligations of A. T. Cross Ltd. under and as defined in the Original Credit Agreement pursuant to a Guaranty by the Borrower to Agent datd as of December 21, 2005 (the "Borrower's Guaranty");

Capitalized terms not otherwise defined herein shall have the meaning given such term in the Amended and Restated Credit Agreement;

NOW, THEREFORE, in consideration of the Amended and Restated Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Guarantors hereby agree as follows:

1. Each Guaranty and the Borrower's Guaranty and each Security and Pledge Agreement and each other Loan Document to which each Guarantor is a party are hereby confirmed.

4310667

2. Each Guarantor hereby represents and warrants that all of its representations and warranties contained in its respective Guaranty and in the Security Documents to which it is a party are, as of the date hereof, not false or misleading in any material manner or adverse to Agent's interest and that all other covenants contained in such Guaranty remain in full force and effect without any breach thereof.

3. The Borrower hereby represents and warrants that all of its representations and warranties contained in the Borrower's Guaranty are, as of the date hereof, not false or misleading in any material manner or adverse to Agent's interests and that all other covenants contained in such Borrower's Guaranty remain in full force and effect without any breach thereof.

4. All references to the "Loan Documents" and the "Obligations" shall be deemed to include the Amended and Restated Credit Agreement, including, without limitation, the Loan Increase and all of the amendments, modifications and supplements to the Loan Documents, including, without limitation, to the Note.

5. The Loan Documents and all of the other documents executed in connection therewith shall remain unaltered, ratified, confirmed and in full force and effect.

4310667v2

IN WITNESS WHEREOF, the parties hereto have signed this Confirmation of Guaranty as of the date first above written.

A.T. CROSS COMPANY

By: KEVIN F. MAHONEY

Name:

Title:

CROSS RETAIL VENTURES, INC.

By: KEVIN F. MAHONEY

Name:

Title:

A.T.X. INTERNATIONAL INC.

By: KEVIN F. MAHONEY

Name:

Title:

COSTA DEL MAR SUNGLASSES, INC.

By: KEVIN F. MAHONEY

Name:

Title:

[SIGNATURE PAGE TO CONFIRMATION OF GUARANTEE]

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, (this "Agreement") is made as of the 24th day of March, 2008, by Newco Eyewear, Inc., a Rhode Island corporation ("Guarantor"), to Bank of America, N.A. as Administrative Agent and L/C Issuer (the "Agent") for the account of the Lenders under the Amended and Restated Credit Agreement dated as of the date hereof entered into by and among A. T. Cross Company, a Rhode Island corporation (the "Company"), A. T. Cross Limited, a corporation organized under the laws of England and Wales, the Agent, the Lenders from time to time party thereto and Bank of America, N.A. (London Branch) (as amended and restated by and through the date hereof and as may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Agreement and not otherwise defined shall have the same meanings herein as in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Company owns one hundred percent (100%) of the outstanding capital stock of Guarantor; and

WHEREAS, the Company, the Agent and the other Lenders from time to time party thereto have entered into the Credit Agreement, pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make advances and term loans to the Company (collectively, the "Loans");

WHEREAS, the obligations of the Lender to enter into the Credit Agreement, and the obligations of the Lender to make the Loans, are subject to the condition, among others, that Guarantor execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the willingness of the Lender to make the Loans to the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

1. Guaranteed Obligations; Limitation.

(a) Guarantor does hereby irrevocably, unconditionally guarantee, as primary obligor and not merely as surety, the due and punctual payment and performance by the Company of the following obligations to the Lenders (individually, a "Guaranteed Obligation" and collectively the "Guaranteed Obligations"):

(i) the due and punctual payment of the principal of and premium, if any, and interest and any breakage fees or other costs related thereto on all of the amounts evidenced by the Note(s) made by the Company evidencing all advances of Committed Loans (including, without limitation, the payment of interest, and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended (the "Bankruptcy Code")); and

4310640v2

(ii) any and all other Obligations, and any and all other obligations of the Company to the Agent and the Lenders under the Credit Agreement or the other Loan Documents including, without limitation, all of the obligations under that certain guaranty of the Company in favor of the Agent and the lenders dated December 21,2005 and confirmed as of the date hereof relating to the obligations of Cross UK, and all indemnities, or reimbursements and all expenses thereunder, all as amended from time to time and whether executed on or after the date hereof, whether for principal, interest, fees, premiums, expenses, indemnification or otherwise.

2. Payment Under Guaranty.

(a) Upon failure by the Company punctually to pay or perform any Guaranteed Obligation when due (whether at maturity, at a date fixed for any payment or prepayment thereof or upon acceleration or otherwise), after the expiration of any applicable grace period, the Agent may make written demand upon Guarantor for the full payment and/or performance of the Guaranteed Obligations, and Guarantor binds and obliges itself to make such payment or performance forthwith upon such demand.

(b) GUARANTOR ACKNOWLEDGES THAT ALL GUARANTEED OBLIGATIONS SHALL, TO THE FULLEST EXTENT PERMISSIBLE UNDER ANY LAW NOW OR HEREAFTER APPLICABLE HERETO, BE CONCLUSIVELY PRESUMED TO HAVE BEEN CREATED IN RELIANCE ON THIS AGREEMENT.

(c) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws specifically excluding, however, any liabilities of such Guarantor in the respect of Intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, pursuant to which the liabilities of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

(d) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to or in connection with the Loan Documents (the "Related Guaranties") together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

2

4310640v2

3. Waiver of Demands, Notices, Diligence. etc. Guarantor hereby assents to all of the terms and conditions of the Guaranteed Obligations and waives, to the extent permitted by applicable law:

(a) each of:

(i) demand for the payment of the principal of any Guaranteed

Obligation or of any claim for interest or any part thereof (other than the demand provided for in Section 2 hereof);

(ii) notice of (A) the occurrence of a default or an event of default and (B) any forbearance or waiver by the Lenders of any Guaranteed Obligation;

(iii) protest of the nonpayment of the principal of any Guaranteed Obligation or of any claim for interest or any part thereof;

(iv) notice of presentment, demand (other than the demand provided for in Section 2 hereof) and protest;

(v) notice of any indulgences or extensions granted to the Company or any successor to the Company or any person or party which shall have assumed the obligations of the Company;

(vi) any requirement of diligence or promptness on the part of the Lenders in the enforcement of any of its rights under the provisions of any Guaranteed Obligation or this Agreement;

(vii) any enforcement of any Guaranteed Obligation;

(viii) any right which Guarantor might have to require the Agent or the Lenders to marshal1 or proceed against any other guarantor of the Guaranteed Obligations or to realize on any Collateral therefor; and

(ix) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction;

(b) all rights and benefits under any applicable law purporting to reduce Guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in any other respect more burdensome than that of the principal;

(c) the benefit of any statute of limitations affecting the Guaranteed Obligations or Guarantor's liabilities hereunder or under any other law now or hereafter applicable hereto;

(d) any rights, defenses and other benefits that Guarantor may have by reason of (i) any failure of the Agent to hold a commercially reasonable public or private foreclosure sale or to otherwise comply with applicable law in connection with a disposition of any collateral for the Guaranteed Obligations; (ii) any election of remedies made by the Lender under the Uniform Commercial Code, as adopted in Massachusetts or in any other state in which Collateral

3

4310640v2

may be located or whose laws are otherwise deemed to govern the terms of this Guaranty Agreement; or (iii) any protection afforded pursuant to the any deficiency or similar other laws of Massachusetts, any other state in which Collateral may be located or any other state limiting or discharging the Company's indebtedness or purporting to limit the amount of any deficiency judgment; and

(e) any rights, defenses, claims or benefits waived in Section 4 hereof.

The waivers and other provisions set forth in this Section 3 and in Section 4 shall be effective notwithstanding the fact that the Company ceases to exist by reason of its liquidation, merger, consolidation, voluntary or involuntary dissolution or otherwise.

4. Obligations of Guarantor Unconditional; Continuing and Irrevocable Guaranty.

(a) All payments hereunder shall be made free and clear of any and all deductions, withholdings or setoffs, including any and all deductions, withholdings or setoffs on account of taxes. The liability of Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of the Company to the Lenders and a separate action or actions may be brought and prosecuted against Guarantor, whether or not any action is brought or prosecuted against the Company and regardless of whether the Company joined in any such action or actions. This Agreement shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

(i) the legality, validity or enforceability of the Credit Agreement or any other Loan Document or any of the other Guaranteed Obligations, any lien of the Agent on any item of Collateral or any other guaranty;

(ii) any defense (other than payment), deduction (including deductions for taxes), withholding, setoff or counterclaim that may now or at any time hereafter be available to the Company, Guarantor or other obligor against, and any right of setoff at any time held by, the Agent or the Lenders;

(iii) any claim arising out of or relating to any amendment (including amendments which increase the amount of Loans made or available to the Company thereunder), extension or other modification of the Credit Agreement or any other Loan Document consented to by the Lender, and Guarantor acknowledges and agrees that the Lender shall be entitled to amend, extend, forbear under, waive any Default or Event of Default or take any other action deemed advisable in the sole discretion of the Lender with respect to the Credit Agreement and the other Loan Documents; or

(iv) any other circumstance whatsoever, legal or equitable, (with or without notice to or knowledge of Guarantor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of or defense to payment available to the Company, Guarantor or

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other obligor under the Credit Agreement or other Loan Documents or under applicable law, including the Bankruptcy Code, or in any other instance.

Any payment or other circumstance that operates to toll any statute of limitations applicable to any Guaranteed Obligations shall also operate to toll the statute of limitations applicable to Guarantor. The obligations of Guarantor under this Agreement shall not be affected by any action taken under any Guaranteed Obligation in the exercise of any right or remedy therein conferred, or by any failure or omission on the part of the Agent to enforce any right given thereunder or hereunder or any remedy conferred thereby or hereby, or by any release of any security or any other guaranty at any time existing for the benefit of any Guaranteed Obligation, or by the merger or consolidation of the Company, or by the sale, lease or transfer by the Company to any person of any or all of its properties.

(b) This is a continuing guaranty of the Guaranteed Obligations and may not be revoked and shall not otherwise terminate until the date on which the Guaranteed Obligations have been paid and performed in full in cash, and the obligations of the Lenders to make Loans under the Credit Agreement shall have terminated.

5. Subordination of Claims of Guarantor; Waiver of Subrogation and Certain Other Rights. Any claims against the Guarantor or any other guarantor under the Credit Agreement or any other Person from time to time party to the Credit Agreement as "Company" or "Guarantor" (collectively, the "Loan Parties" and each a "Loan Party") to which Guarantor may be or become entitled (including, without limitation, claims by subrogation or otherwise by reason of any payment or performance by Guarantor in satisfaction and discharge, in whole or in part, of its obligations under this Agreement) shall be and hereby are made subject and subordinate to the prior payment in full in cash or performance in full of the Guaranteed Obligations. WITHOUT LIMITING THE FOREGOING, GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHT TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT THE LENDER MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE GUARANTEED OBLIGATIONS AGAINST THE COMPANY, GUARANTOR OR ANY OTHER LOAN PARTY OR OTHER OBLIGOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COI,LATERAL, NOW OR HEREAFTER HELD BY THE LENDER, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) GUARANTOR MAY HAVE AGAINST THE LENDER, THE COMPANY, ANY OTHER LOAN PARTY OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER OR OTHERWISE, UNLESS AND UNTIL THE GUARANTEED OBLIGATIONS SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH. Without limitation of the foregoing, Guarantor shall exercise no voting rights, shall file no claim, shall waive any election pursuant to Section 1111 (b) of the Bankruptcy Code and shall not participate or appear in any bankruptcy or insolvency case involving the Company with respect to the Guaranteed Obligations unless and until all the Guaranteed Obligations shall have been in full in cash. If, notwithstanding the foregoing, any amount shall be paid to Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be held as collateral for or credited and applied in reduction of the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

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6. Representations and Warranties of Guarantor. In order to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Company thereunder, Guarantor represents and warrants that:

(a) This Agreement constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally.

(b) Guarantor hereby acknowledges that it has reviewed and caused its counsel to review copies of, and is fully familiar with, this Agreement, the Credit Agreement, the other Security Documents and each of the other Loan Documents executed and delivered by the Company and the other Loan Parties. Guarantor warrants and agrees that each representation, warranty and waiver set forth in this Agreement is made with Guarantor having full knowledge of its significance and consequences and after having consulted with counsel of its own choosing and that, under the circumstances, each such waiver is in the best interest of Guarantor in furtherance of its business plan, is reasonable and should not be found contrary to public policy or law.

Guarantor acknowledges and agrees that any breach of any representation, warranty or covenant of Guarantor in this Agreement may constitute an Event of Default under the Credit Agreement and under each of the other Loan Documents.

7. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Agent is hereby authorized, to the extent not prohibited by applicable law, without prior notice to Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of Guarantor, against and on account of the obligations and liabilities of Guarantor to the Agent under this Agreement then due and payable, irrespective of whether the Lender shall have made any demand hereunder. The Agent agrees to promptly notify Guarantor after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

8. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any amount received by the Lenders in respect of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution (voluntary or involuntary), liquidation or reorganization of the Company, Guarantor, or upon the appointment of an intervenor or conservator of, or trustee or similar official for, the Company, Guarantor or any other Loan Party or any substantial part of any of their respective properties, or otherwise, all as though said payments had not been made.

9. Notices. All notices and other communications to Guarantor or the Agent hereunder shall be in writing and shall be personally delivered or mailed by telegraphic, telex or facsimile transmission, reputable overnight courier or first class mail, postage prepaid, as follows:

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(a) If to the Agent:

Bank of America, N.A.

100 Federal Street

Boston, Massachusetts 02 1 10

Attention: Richard J. Macdonald

Title: Vice President

Facsimile No.: (6 17) 434-8 102

with a copy to:

James R. Kane, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02 1 10

Facsimile No.: 61 7-248-4000

(b) If to Guarantor:

Newco Eyewear, Inc.

C/O A.T. Cross Company

One Albion Road

Lincoln, Rhode Island 02865

Attention: Tina Benik, Esq.

Title: Vice President, Legal and Human Resources

Facsimile No.: 40 1-334-286 1

with a copy to:

Elizabeth M. Myers, Esq.

Hinckley, Allen & Snyder LLP

28 State Street

Boston, Massachusetts 021 09-1 775

Facsimile No.: (61 7) 345-9020

or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other parties hereto. A notice shall be deemed to have been duly given and made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

10. Miscellaneous; Successors; Counterparts; Severability.

(a) This Agreement shall inure to the benefit of and be binding upon the Agent, the Lenders and Guarantor and their respective successors and assigns, and the term

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"Lender" shall be deemed to include any other holder or holders of any of the Guaranteed Obligations. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument. References herein to this "Agreement" shall be deemed references to this Agreement as amended, modified and/or supplemented from time to time.

(b) All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by any exception thereto, or otherwise within the limitations thereof, shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

(c) None of the parties to this Agreement shall be deemed to be the drafter of this Agreement, and this Agreement shall not be interpreted in favor of or against any party hereto on such basis.

(d) No claim shall be made by Guarantor against the Lenders or the Affiliates, directors, officers, employees or agents of the Lenders for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Guarantor waives, releases and agrees not to sue upon any claim for any such damages.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. GUARANTOR, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. GUARANTOR FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY

CERTIFIED MAIL TO IT AT ITS ADDRESS AS PROVIDED IN SECTION 9 HEREOF OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR

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 AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.
 [Signature Page Follows]

 9

IN WITNESS WHEREOF, the parties have executed this Guaranty Agreement as a sealed instrument as of the date first above written.

NEWCO EYEWEAR, INC.

By: KEVIN F. MAHONEY

Kevin F, Mahoney, Treasurer Title

Signature Page - Guaranty

AMENDMENT NO. 1 TO GUARANTY

This Amendment No. 1 to Guaranty (this "Amendment") is made as of this 24th day of March, 2008 in favor of Bank of America, N.A. as Administrative Agent and L/C Issuer (the "Agent") for the account of the Lenders by Native Eyewear, Inc. (f/k/a Newco Eyewear, Inc.), a Rhode Island corporation (the "Guarantor").

On March 21, 2008, the Guarantor entered into a Guaranty Agreement (the "Guaranty") with Bank of America, N.A. as Administrative Agent and L/C Issuer (the "Agent") for the account of the Lenders under the Amended and Restated Credit Agreement dated as of the date thereof (as amended and restated by and through the date hereof and as may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement") entered into by and among A. T. Cross Company, a Rhode Island corporation and the parent company of the Guarantor (the "Borrower"), A. T. Cross Limited, a corporation organized under the laws of England and Wales, the Agent, the Lenders from time to time party thereto and Bank of America, N.A. (London Branch), pursuant to which the Guarantor guaranteed certain Guaranteed Obligations of the Borrower to the Agent.

Pursuant to the Agreement and Plan of Merger, dated as of March 14, 2008, among the Borrower, the Guarantor and Native Eyewear, Inc., a Pennsylvania corporation ("Native"), on March 24, 2008, Native merged with and into the Guarantor, with the Guarantor surviving as a wholly-owned subsidiary of the Borrower. In connection therewith, the Guarantor changed its name to Native Eyewear, Inc., a Rhode Island corporation.

Capitalized terms not otherwise defined herein shall have the meaning given such term in the Guaranty.

NOW, THEREFORE, in consideration of the Amended and Restated Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Guarantor hereby agree as follows:

1. All references in the Guaranty to "Newco Eyewear, Inc.", shall be deleted and replaced with "Native Eyewear, Inc."

2. The Guarantor hereby confirms and ratifies the Guaranty in all respects.

3. Guarantor hereby represents and warrants that, after giving effect to this

Amendment, all of its representations and warranties contained in the Guaranty and in the

Security Documents to which it is a party are, as of the date hereof, not false or misleading in any material manner or adverse to Agent's interests and that all other covenants contained in such Guaranty remain in full force and effect without any breach thereof.

4. This First Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this First Amendment.

4313065v2

5. All terms and provisions of the Guaranty not specifically affected by this

Amendment, and all other Loan Documents, are hereby ratified and confirmed in all respects and remain in full force and effect.

6. This Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

7. This Amendment is a Loan Document. Upon and after the effectiveness of this Amendment, each reference in the Guaranty to "this Guaranty", "hereunder", "herein", "hereof' or words of like import referring to the Guaranty, and each reference in the other Loan Documents to "the Guaranty", "thereunder", "therein", "thereof' or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as amended hereby.

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IN WITNESS WHEREOF, the party below has signed this Amendment No. 1 to Guaranty as of the date first above written.

NATIVE EYEWEAR, INC.

(f/k.a Newco Eyewear, Inc.)

By: KEVIN F. MAHONEY

Name: Kevin F. Mahoney

Title: Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO GUARANTY]

FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AND PLEDGE

AGREEMENT

(Cross)

This First amendment to Amended and Restated Security and Pledge Agreement (this "First Amendment") is dated the 24th day of March, 2008 between A.T. Cross Company, a Rhode Island corporation having its principal place of business and chief executive officer at One Albion road, Lincoln, Rhode Island 02865 (the "Debtor") and Bank of America, N.A., as administrative agent (the "Administrative Agent") for itself and the other lending institutions (collectively, the "Lenders") which are or may become parties to that certain Credit Agreement dated as of December 21, 2005, as amended by First Amendment to Credit Agreement dates as of October 26, 2006, as further amended by Second Amendment to Credit Agreement dates as of September 30, 2007, as amended and restated as of the date hereof (as further amended, modified or supplemented from time to time, the "Credit Agreement") by and among A.T. Cross Company, A.T. Cross Limited, the Administrative Agent, and Bank of America, N.A. (London Branch) (the Administrative Agent being hereinafter referred to in such capacity as the "Secured Party").

WITNESSETH

WHEREAS, the Debtor and the Secured Party are parties to an Amended and Restated Security and Pledge Agreement dated the 21st day of December 2005 (the "Security and Pledge Agreement"), pursuant to which the Debtor granted to the Secured Party a security interest in assets as more fully described therein;

WHEREAS, the Credit Agreement as being amended and restated on the date hereof is providing for, among other things, an amendment to the pricing, an amendment to certain covenants, including, without limitation, the financial covenants, an increase (the "Loan Increase") in the Committed Loans (as defined in the Credit Agreement) available thereunder and to accommodate the acquisition and merger or Native Eyewear, Inc., a Pennsylvania corporation with Native Eyewear, Inc., a Rhode Island corporation, which is a wholly-owned subsidiary of the Debtor; and

WHEREAS, one of the condition to the Secured Party entering into the amendments to the Credit Agreement is that the Debtor enter into the First Amendment;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged , it is hereby agreed as follows:

1. The Security and Pledge Agreement is hereby amended to delete text contained in subsection 2(a) from the definition of the "Secured Obligations" and to insert the following in lieu thereof:

(a) principal of and premium, if any, and interest on and fees and other amounts payable with respect to the Amended and Restated Revolving

4310917v3

Promissory Note (Committed Loans) made by the Debtor dated December 21, 2005, as amended and restated on March 24, 2008 in the original principal amount of $35,000,000 and any guarantees thereof;

2. This First Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this First Amendment.

3. All terms and provision of the Security and Pledge Agreement not specifically affected by this First Amendment are hereby ratified and confirmed in all respects and remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meaning given such term in the Security and Pledge Agreement.

4. This First Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

4310917v3

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first above written.

A.T. CROSS COMPANY

By: KEVIN F. MAHONEY

Name: Kevin F. Mahoney

Title: Vice President, Finance, Chief

Financial Officer and Treasurer

BANK OF AMERICA, N.A.

By: RICHARD MACDONALD

Name: RICHARD MACDONALD

Title: VICE PRESIDENT

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED SECURTY AND

PLEDGE AGREEMENT]

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") dated as of March 24, 2008 made by and among A.T. CROSS COMPANY, a Rhode Island corporation (the "Borrower"), A.T. CROSS LIMITED, a corporation organized under the laws of England and Wales ("Cross UK"), BANK OF AMERICA N.A., as Administrative Agent ("Agent") L/C Issuer and Lender, and BANK OF AMERICA, N.A. ("London Branch) ("UK Lender").

Background

The Borrower, Cross UK, the Agent and the UK Lender entered into a credit agreement (the "Original Credit Agreement") dated as of March 24, 2008. The Borrower and Cross UK have requested that the Agent and the UK Lender to change the Tangible Net Worth financial covenant with respect to the level and to increase annually rather than quarterly.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lender hereby agree as follows:

1. Amendment. Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 2 below, the following amendment shall be incorporated into the Original Credit Agreement:

Section 7.11(a) of the Original Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $50,000,000 plus (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal year ending after December 31, 2008 (with no deduction for a net loss in any such fiscal quarter) plus (iii) an amount equal to 50% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such Equity Interests.

2. Conditions Precedent. The provisions of this First Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a) the Borrower shall have delivered to the Agent a fully executed counterpart of this First Amendment;

(b) the Borrower shall have paid all fees, costs and expenses owing to the Agent and its counsel on or before the date hereof;

4327692v3

(c) the UK Lender and the Agent shall have indicated their consent and agreement by executing this First Amendment; and

(d) the Borrower shall have delivered certified copies of the resolutions of its Board of Directors approving the execution of this First Amendment and the actions contemplated herein, in form and substance satisfactory to the Agent.

3. Miscellaneous.

(a) Ratification. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this First Amendment, the Original Credit Agreement (as unmodified by this Amendment) shall control. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lender under the Original Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b) Representations and Warranties. The Borrower hereby represents and warrants to the Agent that the representations and warranties set forth in the Loan Documents, after giving effect to the waiver contained in this First Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Agent that the execution, delivery and performance by the Borrower of this consent letter (i) are within the Borrower's power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower's certificate or articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority. All representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

(c) Expenses of the Agent. As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this First Amendment, including without limitation, the reasonable costs and fees of the Agent's legal counsel.

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(d) Severability. Any provision of this First Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this First Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(e) Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable laws of the United States of America.

(f) Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of the Agent, the Lender and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

(g) Counterparts. This First Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(h) Effect of Waiver. No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(i) Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(j) ENTIRE AGREEMENT. THIS FIRST AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

BORROWER

A.T. CROSS COMPANY

By:_______________________________

Name:_____________________________

Title:_______________________________

CROSS UK

A.T. CROSS LIMITED

By:_______________________________

Name:_____________________________

Title:_______________________________

AGENT

BANK OF AMERICA, N.A.

By:_______________________________

Name:_____________________________

Title:_______________________________

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